As filed with the Securities and Exchange Commission on August 11, 2015

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Parkview Capital Credit, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	47-2441958
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Two Post Oak Center 1980 Post Oak Blvd, 15th Floor Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code)

(713) 540-4545

with copies to:

Owen J. Pinkerton, Esq. Morris, Manning & Martin, LLP 1401 Eye Street, N.W. Washington, DC 20005 (202) 408-5153

Securities to be registered pursuant to Section 12(b) of the Act:

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

EXPLANATORY NOTE

Parkview Capital Credit, Inc. is filing this Registration Statement on Form 10 (the “Registration Statement”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis to permit it to file an election to be regulated as a business development company, (a “BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”) and to provide current public information to the investment community. In this Registration Statement, the “Company,” “Parkview Capital,” “we,” “us,” and “our” refer to Parkview Capital Credit, Inc., a Maryland corporation. References to our “Advisor” or “Parkview Advisors” refers to Parkview Advisors, LLC, a Delaware limited liability company that will serve as our investment adviser. References to the “Administrator” or “Parkview Administrator” refer to Parkview Administrator, LLC, a Delaware limited liability company that will serve as our administrator.

Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act.

Following the effectiveness of this Registration Statement, we intend to file an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we will become subject to the 1940 Act requirements applicable to BDCs.

FORWARD-LOOKING STATEMENTS

This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation:

An economic downturn could impair our portfolio companies’ ability to continue to operate, which could lead to the loss of some or all of our investments in such portfolio companies;

●	a contraction of available credit could impair our lending and investment activities;
●	interest rate volatility could adversely affect our results, particularly if we elect to use leverage as part of our investment strategy;
●	our future operating results;
●	our business prospects and the prospects of our portfolio companies;
●	our contractual arrangements and relationships with third parties;
●	the ability of our portfolio companies to achieve their objectives;
●	competition with other entities and our affiliates for investment opportunities;
●	the speculative and illiquid nature of our investments;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the costs associated with being a public entity;
●	the loss of key personnel;
●	the timing of cash flows, if any, from the operations of our portfolio companies;

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●	the ability of our Advisor to locate suitable investments for us and to monitor and administer our investments;
●	our ability to attract and retain highly talented professionals that can provide services to our Advisor and Administrator;
●	our ability to qualify and maintain our qualification as a regulated investment company, or “RIC,” under Subchapter M of the U.S. Internal Revenue Code of 1986, as amended, or the “Code,” and as a BDC;
●	the effect of legal, tax and regulatory changes; and
●	the other risks, uncertainties and other factors we identify under “Item 1A. Risk Factors” and elsewhere in this Registration Statement.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, some of those assumptions are based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, the forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this registration statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled “Item 1A. Risk Factors” and elsewhere in this Registration Statement. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are not yet subject to the periodic reporting obligations of Section 13(a) or Section 15(a) of the 1934 Act and will not be applicable to us when we elect to be regulated as a business development company under the Investment Company Act of 1940, since, at such time, we will be an investment company.

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Item 1. Business

(a) General Development of Business

We were formed on November 25, 2014 as a corporation under the laws of the State of Maryland. We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

(b) Financial Information about Industry Segments

Our operations comprise only a single reportable segment. See “Item 2. Financial Information.”

(c) Description of Business

General

We are a newly formed specialty finance company. We will operate as a non-diversified, closed-end management investment company and intend to file an election to be regulated as a BDC under the Investment Company Act of 1940, as amended, which we refer to as the 1940 Act, following the effectiveness of this Registration Statement. In addition, we intend to elect for U.S. federal income tax purposes to be treated as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “—Regulation as a Public Business Development Company” and “—Certain U.S. Federal Income Tax Consequences.”

We intend to provide customized debt and equity financing solutions to lower middle-market companies, which we define as companies having annual earnings, before interest, taxes, depreciation and amortization, or EBITDA, of less than $25 million, and/or annual revenues of between $20 million and $200 million, although we may opportunistically make investments in larger or smaller companies. We expect that our investments will typically range in size from $3 million to $10 million, although investment amounts may be smaller or larger than this range. In particular, we may make smaller investments in broadly syndicated loans in the early stages of our development as we raise capital.

Prior to filing an election to be regulated as a BDC, we intend to raise capital through a private offering of our shares of common stock in order to acquire a portfolio of debt and equity investments consistent with our investment objective and the investment strategy set forth in this Registration Statement. We intend to enter into separate subscription agreements with a number of accredited investors, as such term is defined in Item 501 of Regulation D, pursuant to a private offering exempt from registration under Section 4(2) and/or Rule 506 of Regulation D under the Securities Act of 1933 Act, as amended. We expect the private offering to continue after our BDC election is made. Parkview Advisors, LLC, a Delaware limited liability company, which we refer to as our Advisor, serves as our investment adviser pursuant to an investment advisory agreement, or the Advisory Agreement. Under the Advisory Agreement our Advisor will provide significant credit analysis, structuring capability and transactional experience for us.

Our investment objective is to generate both current income and capital appreciation primarily by making direct investments in lower middle-market companies in the form of subordinated debt and, to a lesser extent, senior debt and minority equity investments. The companies in which we invest will typically be highly leveraged, and, in most cases, our investments in such companies will not be rated by any rating agency. If such investments were rated, we believe that they would likely receive a below-investment grade rating, which is often referred to as “high-yield” or “junk.” While our primary investment focus is to make loans to, and selected equity investments in, lower middle-market companies, we may also make opportunistic investments in larger or smaller companies. We can offer no assurances that we will achieve our investment objective.

We will seek to maximize the total return to our stockholders by:

●	accessing the extensive origination channels that have been developed and established by the investment professionals of our Advisor, which includes long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;
●	investing in what we believe to be companies with strong business fundamentals, generally within our lower middle-market company focus;
●	focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;
●	directly originating loans to portfolio companies and participating in broadly syndicated financings;
●	applying a disciplined investment process and underwriting standards that our Advisor’s investment professionals have developed over their extensive investing careers; and
●	capitalizing upon the experience and resources of our Advisor’s investment professionals to monitor investments.

Because we intend to be regulated as a BDC and we intend to qualify as a RIC under the Code, our portfolio will be subject to diversification and other requirements. See “—Certain U.S. Federal Income Tax Consequences.”

We may borrow money from time to time within the levels permitted by the 1940 Act (which generally allows us to incur leverage for up to one-half of our assets). In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. The use of borrowed funds or the proceeds of preferred stock offerings to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our common stock. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.” We are currently negotiating the terms of a $20.0 million revolving credit facility with JMP Securities LLC as lead arranger and placement agent, which we expect to be in place in the third quarter of 2015.

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Our investments may also include non-cash income features, including payment in kind interest (“PIK interest”) or original issue discount (“OID”). See “Item 1A. Risk Factors—Risks Related to Our Portfolio Company Investments.”

Our Portfolio

As of July 31, 2015, our investment portfolio principal totaled $11,972 and consisted of $6,972, or 58.2%, in first lien senior secured debt and $5,000,000, or 41.8%, in second lien senior secured debt. Our portfolio consisted of seven positions in five portfolio companies with a weighted average coupon on debt of  8.92%.

The following is our investment portfolio as of July 31, 2015 (all amounts in thousands, except share and per share data):

Company	Sector	Security Type	Maturity	Interest Rate	Principal Amount
Maxim Crane Works, L.P.	Heavy Construction	Second lien senior secured term loan	11/26/2018	LIBOR + 9.25%, 1.00% Floor	$3,000
Rocket Software, Inc.	Enterprise Management Software	First lien senior secured term loan	2/8/2018	LIBOR +4.50%, 1.25% Floor	$958
North Atlantic Trading Company, Inc.	Tobacco	Second lien senior secured term loan	7/31/2020	LIBOR + 10.25%, 1.25% Floor	$2,000
North Atlantic Trading Company, Inc.	Tobacco	First lien senior secured term loan	1/13/2020	LIBOR + 6.50%, 1.25% Floor	$998
InfoGroup, Inc.	Market Analytics	First lien senior secured term loan	5/27/2018	LIBOR + 6.50%, 1.25% Floor	$1,413
InfoGroup, Inc.	Market Analytics	First lien senior secured term loan	5/27/2018	LIBOR + 6.50%, 1.25% Floor	$2,100
Generation Brands	Home Furnishings	First lien senior secured term loan	12/13/2018	LIBOR + 6.50%, 1.25% Floor	$1,500
TOTAL					$11,970

Our Advisor

Parkview Advisors, LLC (our “Advisor”), a newly-formed Delaware limited liability company, acts as our investment adviser. Our Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Our Advisor is owned by SKW Financial, LLC, an entity controlled by Keith W. Smith, our President and Chief Executive Officer. As a result, Mr. Smith is the indirect owner of our Advisor and controls its operations. We expect that our Advisor will source and manage our portfolio through a team of investment professionals, led by Mr. Smith. Mr. Smith has substantial experience in credit origination having previously served as Managing Director with Capital Point Partners where he invested and/or realized more than $150 million in direct lending in first lien, second lien and mezzanine investments as well as complimentary minority equity investments. Prior to Capital Point, Mr. Smith worked for Rabobank International (“RI”), where he was a Vice President and Portfolio Manager, where he was involved in direct lending and structured credit bank assets of more than $2 billion for one of RI’s special investment vehicles.

Our Advisor has its headquarters at Two Post Oak Center, 1980 Post Oak Boulevard, 15th Floor, Houston, Texas 77056.

The Board of Directors

Our board of directors (the “Board”) will have ultimate authority as to our investments, but we expect it will delegate authority to our Advisor to select and monitor our investments, subject to the supervision of the Board. Pursuant to our amended and restated articles of incorporation (the “Charter”), the Board currently consists of five members, a majority of whom are not “interested persons” of the Company, of our Advisor or of any of their respective affiliates, as defined in the 1940 Act (the “Independent Directors”). In connection with the appointment of our independent directors, we amended our Charter to divide our board of directors into three classes. At each annual meeting, directors will be elected for staggered terms of three years (other than the initial terms, which extend for a period of one year, two years or three years, respective to each class of director), with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Any director may resign at any time and our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Advisory Agreement

On March 11, 2015, we entered into the Advisory Agreement with our Advisor under which our Advisor will:

●	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
●	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio companies);
●	determine the assets we will originate, purchase, retain or sell;
●	close, monitor and administer the investments we make, including the exercise of any rights in our capacity as a lender; and
●	provide us such other investment advice, research and related services as we may, from time to time, require.

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Our Advisor’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar or other services to others so long as its services to us are not impaired.

Under the terms of the Advisory Agreement, we will pay our Advisor a base management fee (the “Management Fee”) and may also pay to it incentive fees (each, an “Incentive Fee”).

The base management fee is calculated at an annual rate of 2.00% of our end-of-period gross assets payable monthly in arrears. For purposes of calculating the base management fee, the term “gross assets” includes any assets acquired with the proceeds of leverage. As a result, our Advisor will benefit when we incur debt or use leverage. For services rendered under the Advisory Agreement, the base management fee will be payable monthly in arrears. For each of the first two months of our operations, the base management fee will be calculated based on the value of our gross assets at the end of such month, and appropriately adjusted for any share issuances during such month. Subsequently, the base management fee will be calculated based on the average value of our gross assets at the end of the two most recently completed months, and appropriately adjusted for any share issuances during the current month. Base management fees for any partial month will be appropriately prorated.

The incentive fee is divided into two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

The first part, which we refer to as the incentive fee on income, is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The incentive fee on income will be subject to a hurdle rate, measured quarterly and expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses reimbursed to our Administrator under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital will mean cumulative gross proceeds generated from issuances of our common stock (including our distribution reinvestment plan) reduced for distributions to investors that represent a return of capital. The calculation of the incentive fee on income for each quarter is as follows:

●	No incentive fee on income will be payable to our Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 1.75% (7.0% annualized) (the “hurdle rate”).
●	100% of our pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) will be payable to our Advisor. We refer to this portion of our pre-incentive fee net investment income as the “catch-up.” The “catch-up” provision is intended to provide our Advisor with an incentive fee of 20.0% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.1875% in any calendar quarter.
●	20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) will be payable to our Advisor once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter is allocated to our Advisor).

The following is a graphical representation of the calculation of the income-related portion of the incentive fee:

Quarterly Incentive Fee Based on Net Investment Income

Pre-incentive Fee Net Investment Income
(expressed as a percentage of adjusted capital)

Percentage of pre-incentive fee net investment income allocated to income-related portion of incentive fee

The second part of the incentive fee, which we refer to as the incentive fee on capital gains, is an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 20% of our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

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Examples of Incentive Fee Calculation

Example 1: Income Related Portion of Incentive Fee:

Alternative 1:

Assumptions

Investment income (including interest, dividends, fees, etc.) = 1.50%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-incentive fee net investment income = investment income – (management fee + other expenses)

= 1.50% – (0.50% + 0.20%)

= 0.80%

Pre-incentive fee net investment income does not exceed hurdle rate, therefore there is no income-related incentive fee.

Alternative 2:

Assumptions

Investment income (including interest, dividends, fees, etc.) = 2.50%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-incentive fee net investment income = investment income – (management fee + other expenses)

= 2.50% – (0.50% + 0.20%)

= 1.80%

Incentive fee = 100% × Pre-incentive fee net investment income (subject to “catch-up”)(4)

= 100% × (1.80% – 1.75%)

= 0.05%

Pre-incentive fee net investment income exceeds the hurdle rate, but does not fully satisfy the “catch-up” provision, therefore the income related portion of the incentive fee is 0.05%.

1 Represents 7.0% annualized hurdle rate.

2 Represents 2.00% annualized base management fee. For purposes of these examples, we have assumed the maximum amount of Base Management Fees that may be paid, or 2.00% of our gross assets.

3 Excludes organizational and offering expenses.

4 The “catch-up” provision is intended to provide our Adviser with an incentive fee of 20% on all pre-incentive fee net investment income as if a hurdle rate did not apply when our net investment income exceeds 2.1875% in any fiscal quarter.

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Alternative 3:

Assumptions

Investment income (including interest, dividends, fees, etc.) = 3.50%

Hurdle rate(1) = 1.75%

Management fee(2) = 0.50%

Other expenses (legal, accounting, custodian, transfer agent, etc.)(3) = 0.20%

Pre-incentive fee net investment income = investment income – (management fee + other expenses)

= 3.50% – (0.50% + 0.20%))

= 2.80%

Incentive fee = 100% × Pre-incentive fee net investment income (subject to “catch-up”)(4)

“Catch-up”    = 2.1875% – 1.75%

= 0.4375%

Incentive fee = 100% × “catch-up” + (20% × (Pre-Incentive Fee Net Investment Income – 2.1875%))

Incentive fee = (100% × 0.4375%) + (20% × (2.80% – 2.1875%))

= 0.4375% + (20% × 0.6125%)

= 0.4375% + 0.01225%

= 0.44975%

Pre-incentive fee net investment income exceeds the hurdle rate, and fully satisfies the “catch-up” provision, therefore the income related portion of the incentive fee is 0.44975%.

Example 2: Capital Gains Portion of Incentive Fee(*):

Alternative 1:

Assumptions

Year 1: $2.0 million investment made in Company A (“Investment A”), and $3.0 million investment made in Company B (“Investment B”)

Year 2: Investment A sold for $5.0 million and fair market value (“FMV”) of Investment B determined to be $3.5 million

Year 3: FMV of Investment B determined to be $2.0 million

Year 4: Investment B sold for $3.25 million

The capital gains portion of the incentive fee would be:

Year 1: None

Year 2: Capital gains incentive fee of $0.6 million — ($3.0 million realized capital gains on sale of Investment A multiplied by 20%)

Year 3: None — $0.4 million (20% multiplied by ($3.0 million cumulative capital gains less $1.0 million cumulative capital depreciation)) less $0.6 million (previous capital gains fee paid in Year 2)

Year 4: Capital gains incentive fee of $50,000 — $0.65 million ($3.25 million cumulative realized capital gains multiplied by 20%) less $0.6 million (capital gains incentive fee taken in Year 2)

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Alternative 2:

Assumptions

Year 1: $2.0 million investment made in Company A (“Investment A”), $5.25 million investment made in Company B (“Investment B”) and $4.5 million investment made in Company C (“Investment C”)

Year 2: Investment A sold for $4.5 million, FMV of Investment B determined to be $4.75 million and FMV of Investment C determined to be $4.5 million

Year 3: FMV of Investment B determined to be $5.0 million and Investment C sold for $5.5 million

Year 4: FMV of Investment B determined to be $6.0 million

Year 5: Investment B sold for $4.0 million

The capital gains incentive fee, if any, would be:

Year 1: None

Year 2: $0.4 million capital gains incentive fee — 20% multiplied by $2.0 million ($2.5 million realized capital gains on Investment A less $0.5 million unrealized capital depreciation on Investment B)

Year 3: $0.25 million capital gains incentive fee(5) — $0.65 million (20% multiplied by $3.25 million ($3.5 million cumulative realized capital gains less $0.25 million unrealized capital depreciation)) less $0.4 million capital gains incentive fee received in Year 2

Year 4: $0.05 million capital gains incentive fee — $0.7 million ($3.50 million cumulative realized capital gains multiplied by 20%) less $0.65 million cumulative capital gains incentive fee paid in Years 2 and 3

Year 5: None — $0.45 million (20% multiplied by $2.25 million (cumulative realized capital gains of $3.5 million less realized capital losses of $1.25 million)) less $0.7 million cumulative capital gains incentive fee paid in Years 2, 3 and 4(6)

5 As illustrated in Year 3 of Alternative 1 above, if a portfolio company were to be wound up on a date other than its fiscal year end of any year, it may have paid aggregate capital gains incentive fees that are more than the amount of such fees that would be payable if such portfolio company had been wound up on its fiscal year end of such year.

6 As noted above, it is possible that the cumulative aggregate capital gains fee received by our Adviser ($0.70 million) is effectively greater than $0.45 million (20% of cumulative aggregate realized capital gains less net realized capital losses or net unrealized depreciation ($2.25 million)).

Prior to our election to be regulated as a BDC, the Advisory Agreement will be re-approved by our Board, including by a majority of the directors who are not interested persons of the Company, our Advisor, or any of their respective affiliates, at an in-person meeting of the Board called for that purpose. Unless earlier terminated as described below, the Advisory Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, or by the vote of a majority of our outstanding voting securities, and (ii) the vote of a majority of our Independent Directors. The Advisory Agreement will automatically terminate in the event of assignment and may be terminated by either party without penalty upon 60 days’ written notice to the other. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We will be dependent upon management personnel of our Advisor for our future success.”

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Our Advisor will not assume any responsibility to us other than to render the services described in, and on the terms of, the Advisory Agreement, and will not be responsible for any action of our Board in declining to follow the advice or recommendations of our Advisor. Under the terms of the Advisory Agreement, and absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, our Advisor (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with our Advisor) shall not be liable to us for any action taken or omitted to be taken by our Advisor in connection with the performance of any of its duties or obligations under the Advisory Agreement, or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services). The Company shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, manager, officer, employee, agent, controlling person of our Advisor or any other person or entity affiliated with our Advisor, on the same general terms set forth in Article VII of our Charter.

Administration Agreement

On March 11, 2015, we entered into an Administration Agreement with Parkview Administrator, LLC, or the Administrator, which we refer to as the “Administration Agreement,” under which the Administrator will provide administrative services to us. These services will include providing office space to us, providing us with equipment and office services, maintaining our financial records, preparing reports to our stockholders and reports filed with the SEC and managing the payment of our expenses and the performance of administrative and professional services rendered to us by others. We will reimburse the Administrator for all reasonable costs and expenses incurred by the Administrator in providing these services, facilities and personnel, as provided by the Administration Agreement. We will also reimburse the Administrator for the allocable portion of the compensation paid by the Administrator (or its affiliates) to our chief compliance officer and chief financial officer (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). See “—Fees and Expenses.” In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties, and we will reimburse the expenses of these parties incurred and paid by the Administrator on our behalf.

Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from their effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board and (ii) the vote of a majority of our Independent Directors. The Administration Agreement may be terminated by either party without penalty upon 60 days’ written notice to the other.

Under the terms of the Administration Agreement, and absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Administrator (and its officers, managers, partners, agents, employees, controlling persons and members, and any other person or entity affiliated with the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under the Administration Agreement. The Company shall, to the fullest extent permitted by law, provide indemnification and the right to the advancement of expenses, to each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a member, manager, officer, employee, agent, controlling person of the Administrator or any other person or entity affiliated with the Administrator, on the same general terms set forth in Article VII of our Charter.

License Agreement

On March 11, 2015, we entered into a license agreement (the “License Agreement”) with our Advisor, pursuant to which we have been granted a non-exclusive license to use the name “Parkview.” Under the License Agreement, we have a right to use the “Parkview” name and logo, for so long as our Advisor or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the “Parkview” name or logo.

Market Opportunity

We believe that the limited amount of capital available to lower middle-market companies, coupled with the desire of these companies for flexible and partnership-oriented sources of capital, creates an attractive investment environment for us. We believe the following factors will continue to provide us with opportunities to grow and deliver attractive returns to our stockholders. However, there can be no assurances that we will be able to successfully implement our business strategy and, as a result, meet our investment objective.

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The Lower Middle-market Represents a Large, Underserved Market. We believe that lower middle-market companies, most of which are privately held, are relatively underserved by traditional capital providers such as commercial banks, finance companies, hedge funds and collateralized loan obligation funds. Further, we believe that companies of this size generally are less leveraged relative to their enterprise value, as compared to larger companies with a greater range of financing options.

Recent Credit Market Dislocation for Lower Middle-market Companies has Created an Opportunity for Attractive Risk-Adjusted Returns. Beginning with the credit crisis that began in 2007, we believe that the subsequent exit of traditional capital providers from lower middle-market lending has created a less competitive market and an increased opportunity for alternative funding sources like us to generate attractive risk-adjusted returns. The remaining lenders and investors in the current environment require lower levels of senior and total leverage, increased equity commitments and more comprehensive covenant packages than were customary prior to the credit crisis. We believe that our ability to offer flexible financing solutions positions us to take advantage of this dislocation.

Regulatory Changes Have Decreased Competition among Lower Middle-market Lenders. In addition to the recent credit market dislocation, we believe recent regulatory changes, including the adoption of the Dodd-Frank Act and the introduction of new international capital and liquidity requirements under the Basel III Accords have caused banking institutions to curtail their lending to lower middle-market companies. As a result, we believe that less competition will facilitate higher quality deal flow and allow for greater selectivity for us throughout the investment process.

Large Pools of Uninvested Private Equity Capital should Drive Future Transaction Velocity. According to industry sources, as of December 31, 2013, there was approximately $103.7 billion of uninvested capital raised by private equity funds with under $500 million of assets under management that began making investments during the years 2008 to 2013. As a result, we expect that private equity firms will remain active investors in lower middle-market companies. Private equity funds generally seek to leverage their investments by combining their equity capital with senior secured loans and/or mezzanine debt, or subordinated debt that is not secured by collateral, provided by other sources. We believe that our investment strategy positions us well to partner with such private equity investors, although there can be no assurance that we will be successful in this regard. Although our interests may not always be aligned with the private equity sponsors of our portfolio companies given their positions as the equity holders and our position as the debt holder in our portfolio companies, we believe that private equity sponsors will provide significant benefits including incremental due diligence, additional monitoring capabilities and a potential source of capital and operational expertise for our portfolio companies.

Specialized Lending Requirements.  Lending to small and lower middle-market companies requires in depth diligence, credit expertise, restructuring experience and active portfolio management. We believe that several factors render many U.S. financial institutions ill-suited to lend to small and lower middle-market companies. For example, based on the experience of our Advisor’s investment professionals, lending to small and lower middle-market companies in the United States (a) is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of the information available with respect to such companies, (b) requires specialized due diligence and underwriting capabilities, and (c) may also require more extensive ongoing monitoring by the lender. We believe that, through our Advisor, we have the experience and expertise to meet these specialized lending requirements.

Competitive Advantages

Experienced Management Team. The investment professionals of our Advisor have prior experience in investment and management positions at investment banks, commercial banks and privately held companies and the investment professionals of our Advisor have invested and/or managed portfolios with debt and equity securities of primarily lower middle-market companies. We believe this experience provides our Advisor with an in-depth understanding of the strategic, financial and operational challenges and opportunities of lower middle-market companies. Further, we believe this positions our Advisor to effectively identify, assess, structure and monitor our investments.

Strong Transaction Sourcing Network. Our President and Chief Executive Officer, Keith W. Smith, has an extensive network of long-standing relationships with private equity firms, middle-market senior lenders, junior-capital partners, financial intermediaries, law firms, accountants and management teams of privately owned businesses. We believe that these relationships will generate a steady stream of new investment opportunities and proprietary deal flow.

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Flexible Financing Solutions. We intend to offer a variety of financing structures to meet the custom needs of our portfolio companies, including among investment types and investment terms. Our investments in our portfolio companies may take the form of first and second lien senior secured debt, unsecured mezzanine debt, convertible debt or subordinated debt, coupled with an equity or equity-like component to increase the total investment return profile. We believe our ability to offer a variety of financing arrangements makes us an attractive partner to lower middle-market companies and enables our Advisor to identify attractive investment opportunities throughout economic cycles and across a company’s capital structure.

Rigorous Underwriting Policies and Active Portfolio Management. Our Advisor intends to implement rigorous underwriting policies that it will follow in each transaction. These policies include an extensive review and credit analysis of portfolio companies, historical and projected financial performance, as well as an assessment of the portfolio company’s business model and forecasts that are designed to assess investment prospects via a thorough analysis of each potential portfolio company’s competitive position, financial performance, management team operating discipline, growth potential and industry attractiveness. In addition, we structure our debt investments with protective financial covenants, designed to proactively address changes in a portfolio company’s financial performance. Covenants will be negotiated before an investment is completed and will be based on the projected financial performance of the portfolio company. These processes are designed to, among other things, provide us with an assessment of the ability of the portfolio company to repay its debt at maturity. After investing in a portfolio company, we will monitor the investment closely, receiving financial statements on at least a quarterly basis as well as annual audited financial statements. We will analyze and discuss in detail the portfolio company’s financial performance with management in addition to attending regular board meetings. We believe that our initial and ongoing portfolio review process will allow us to identify and maintain superior risk adjusted return opportunities in our target portfolio companies.

Minimize Portfolio Concentration. While we intend to focus our investments in lower middle-market companies, we will seek to diversify our portfolio across various industries, geographic sectors and financial sponsors. We will actively monitor our investment portfolio to ensure we are not overly concentrated across industries, geographic sectors or private equity or other sponsors. By monitoring our investment portfolio in this manner we will seek to reduce the effects of economic downturns associated with any particular industry sector or geographic region.

Investment Guidelines for Evaluating Investment Opportunities

We will use the following guidelines in evaluating investment opportunities and constructing our portfolio. However, not all of these guidelines will be met in connection with each of our investments.

Experienced Management Teams With Meaningful Equity Ownership. We will target portfolio companies that have management teams with significant experience and/or relevant industry experience coupled with meaningful equity ownership. We believe management teams with these attributes are more likely to manage the companies in a manner that protects our debt investment and enhances the value of our equity investment.

Strong Competitive Position. We seek to invest in companies that have developed strong positions within their respective markets, are well positioned to capitalize on growth opportunities and compete in industries with low barriers to entry. We also seek to invest in companies that we believe exhibit a sustainable competitive advantage vis-a-vis their competitors, which may help to protect their market position and profitability.

Diversified Customer and Supplier Base. We prefer to invest in companies that have a diversified customer and supplier base. Companies with a diversified customer and supplier base are generally better able to endure economic downturns, industry consolidation and shifting customer preferences.

Significant Invested Capital. We believe the existence of significant underlying equity value provides important support to our investments. We will seek to invest in portfolio companies that we believe have sufficient value beyond the layer of the capital structure in which we invest.

Visible Exit Strategy. We intend to invest in companies that we believe will provide a steady stream of cash flow to repay our loans while reinvesting in their respective businesses. In addition, we also seek to invest in companies whose business models and expected future cash flows offer attractive exit possibilities for our equity investments. We seek to execute each investment with a visible and articulated exit strategy determined by a variety of factors, including the company’s financial position, anticipated growth dynamics and the prevailing mergers and acquisitions environment.

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Investment Committee

Each investment opportunity requires the unanimous approval of our Advisor’s Investment Committee, which is currently comprised of Keith W. Smith, our President and Chief Executive Officer, and Gavin E. Stewart, a Director of our Advisor. Our Advisor intends to hire additional employees prior to our election as a BDC, and we expect that the Investment Committee, at the time we elect to be regulated as a BDC, will consist of three members.

Competition

Our primary competitors to provide financing to lower middle-market companies will include public and private funds, including other business development companies, commercial and investment banks, commercial financing companies, and, to the extent they provide an alternative form of financing, private equity funds. As the economic recovery continues, we expect that we may face enhanced competition in the future. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act will impose on us as a business development company and that the Code will impose on us as a RIC. For additional information concerning the competitive risks we expect to face, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We will operate in a highly competitive market for investment opportunities.”

Fees and Expenses

We anticipate that all investment professionals and staff of our Advisor, when and to the extent engaged in providing us investment advisory and management services, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by our Advisor.

We, either directly or through reimbursement to our Advisor, will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to, those relating to:

●	organization expenses;
●	calculating our net asset value (including the cost and expenses of any independent valuation firms);
●	expenses, including travel expense, incurred by our Advisor, its investment professionals, or payable to third parties, performing due diligence on prospective portfolio companies;
●	the costs of the offerings of common shares and other securities, if any;
●	the base management fee and any incentive fee;
●	certain costs and expenses relating to distributions paid on our shares;
●	administration reimbursements payable under our Administration Agreement;
●	debt service and other costs of borrowings or other financing arrangements;
●	the allocated costs incurred by our Advisor or the Administrator in providing managerial assistance to those portfolio companies that request it;
●	amounts payable to third parties relating to, or associated with, making or holding investments;
●	transfer agent and custodial fees;
●	costs of hedging;
●	commissions and other compensation payable to brokers or dealers;
●	federal, state and local taxes;
●	Independent Director fees and expenses;
●	costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing;
●	the costs of any reports, proxy statements or other notices to our stockholders (including printing and mailing costs), the costs of any stockholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;
●	our fidelity bond (as described more fully under “—Regulation as a Public Business Development Company,” below);
●	directors and officers/errors and omissions liability insurance, and any other insurance premiums;
●	indemnification payments;
●	direct costs and expenses of administration, including audit and legal costs; and
●	all other expenses reasonably incurred by us in connection with making investments and administering our business.

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From time to time, our Advisor may pay amounts owed by us to third-party providers of goods or services. We will subsequently reimburse our Advisor for such amounts paid on our behalf. Other than with respect to our initial organization and operating costs, as described above, there is no contractual cap on the reasonable costs and expenses for which our Advisor will be reimbursed. In addition, we will reimburse the Administrator for the allocable portion of the compensation paid by the Administrator (or its affiliates) to our chief compliance officer and chief financial officer and their respective staffs (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). All of these expenses will ultimately be borne by our stockholders.

The table below provides information about the Company’s estimated annual operating expenses during the following twelve months, expressed as a percentage of average net assets attributable to common stock.

Base Management Fee (1)	3.0%
Incentive Fee (2)	-
Interest Payments on Borrowed Funds (3)	2.3%
Other Expenses (4)	2.4%
Total Annual Expenses	7.7%

(1) Amount assumes that we have average net assets of $25.0 million during the following twelve months and that we borrow funds equal to 50% of our average net assets during such period.

(2) Based on our current business plan, we anticipate that we may have capital gains and interest income that could result in the payment of an incentive fee to our Advisor in the following twelve months. However, the incentive fee payable to our Advisor is based on our performance and will not be paid unless we achieve certain performance targets. As we cannot predict whether we will meet the necessary performance targets, we have assumed that no incentive fee will be paid for purposes of this chart.

(3) We intend to borrow funds to make investments. To the extent that we determine it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by our investors. The figure in the table assumes we borrow for investment purposes an amount equal to 50% of our average net assets (including such borrowed funds) during the following twelve months and that the annual interest rate on the amount borrowed is 4.5%.

(4) Other expenses include accounting, legal and auditing fees, as well as the reimbursement of the compensation of administrative personnel and fees payable to our directors who do not also serve in an executive officer capacity for us or our Advisor. The amount presented in the table reflects estimated amounts we expect to pay during the following twelve months.

Dividend Reinvestment Plan

Subsequent to our election to be regulated as a BDC, we intend to adopt a dividend reinvestment plan, pursuant to which we will reinvest all cash dividends declared by the Board on behalf of investors who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not opted out of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock as described below, rather than receiving the cash dividend or other distribution.

The number of shares to be issued to a stockholder under the dividend reinvestment plan will be determined by dividing the total dollar amount of the distribution payable to such stockholder by the net asset value per share of our common stock, as of the last day of our fiscal quarter immediately preceding the date such distribution was declared. We intend to use newly issued shares to implement the plan.

No action will be required on the part of a registered stockholder to have his, her or its cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder will be able to elect to receive an entire cash dividend or other distribution in cash by notifying our Advisor in writing, so that such notice is received by our Advisor no later than 10 days prior to the record date for distributions to the stockholders.

There will be no brokerage charges or other charges to stockholders who participate in the plan.

The plan will be terminable by us upon notice in writing mailed to each stockholder of record at least 30 days prior to any record date for the payment of any distribution by us.

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Employees

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees of our Advisor, the Administrator or their respective affiliates, pursuant to the terms of the Advisory Agreement and the Administration Agreement. Except for Mr. Jacobson, our Chief Financial Officer and Treasurer, and Ms. Hart, our Chief Compliance Officer, both of whom have been contracted by our Advisor to provide services on our behalf, each of our executive officers described under “Item 5. Directors and Executive Officers” is employed by our Advisor or its affiliates. Our day-to-day investment operations will be managed by our Advisor. The services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by our Advisor or its affiliates. See “Item 1(c). Description of Business—General—Advisory Agreement; Administration Agreement; License Agreement.”

Regulation as a Public Business Development Company

We intend to elect to be regulated as a BDC under the 1940 Act following the effectiveness of this Registration Statement. The 1940 Act contains prohibitions and restrictions relating to transactions between BDCs and their affiliates (including any investment advisers or sub-advisers), principal underwriters and affiliates of those affiliates or underwriters. In addition, a BDC must be organized in the United States for the purpose of investing in or lending to primarily private companies and making significant managerial assistance available to them. A BDC may use capital provided by public stockholders and from other sources to make long-term, private investments in businesses.

As with other companies regulated by the 1940 Act, a BDC must adhere to certain substantive regulatory requirements. A majority of our directors must be persons who are not “interested persons,” as that term is defined in the 1940 Act. Additionally, we are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. As a BDC, we are also required to meet a coverage ratio of the value of total assets to total senior securities, which include all of our borrowings and any preferred stock we may issue in the future, of at least 200%. This means that for every $100 of net assets we have, we are able to borrow or issue senior securities in the amount of $100.

We may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC unless authorized by vote of a majority of the outstanding voting securities, as required by the 1940 Act. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company. We do not anticipate any substantial change in the nature of our business.

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We may invest up to 100% of our assets in securities acquired directly from, or loans originated directly to, issuers in privately-negotiated transactions. We do not intend to acquire securities issued by any investment company that exceed the limits imposed by the 1940 Act. Under these limits, except for registered money market funds, the Company generally cannot acquire more than 3% of the voting stock of any investment company, invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. The portion of our portfolio invested in securities issued by investment companies ordinarily will subject our stockholders to additional expenses. Our investment portfolio is also subject to diversification requirements by virtue of our status as a RIC for U.S. tax purposes; the related requirements are set forth below. See “—Certain U.S. Federal Income Tax Considerations—Regulated Investment Company Classification.”

We are generally not able to issue and sell our common stock at a price below net asset value per share. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital.” We may, however, issue and sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then current net asset value of our common stock if our Board determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders have approved our policy and practice of making such sales within the preceding 12 months. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of such securities. In addition, we may generally issue new shares of our common stock at a price below net asset value in rights offerings to existing stockholders, in payment of dividends and in certain other limited circumstances.

We may also be prohibited under the 1940 Act from knowingly participating in certain transactions with our affiliates without the prior approval of the members of our Board who are not interested persons and, in some cases, prior approval by the SEC through an exemptive order (other than in certain limited situations pursuant to current regulatory guidance). We will be subject to periodic examination by the SEC for compliance with the 1940 Act.

As a BDC, we are subject to certain risks and uncertainties. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure.”

Qualifying Assets

Under the 1940 Act, a BDC may not acquire any assets other than assets of the type listed in section 55(a) of the 1940 Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

●	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:
● is organized under the laws of, and has its principal place of business in, the United States;
● is not an investment company (other than a small business investment company wholly owned by the Company) or a company that would be an investment company but for certain exclusions under the 1940 Act; and
● satisfies either of the following:
● has a market capitalization of less than $250 million or does not have any class of securities listed on a national securities exchange; or
● is controlled by a BDC or a group of companies including a BDC, the BDC actually exercises a controlling influence over the management or policies of the eligible portfolio company, and, as a result thereof, the BDC has an affiliated person who is a director of the eligible portfolio company.
●	Securities of any eligible portfolio company that we control.
●	Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.
●	Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.
●	Securities received in exchange for or distributed on or with respect to securities described above, or pursuant to the exercise of warrants or rights relating to such securities.
●	Cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

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Limitations on Leverage

As a BDC, we generally must have 200% asset coverage for our debt after incurring any new indebtedness, meaning that the total value of our assets must be at least twice the amount of the debt (i.e., 50% leverage). However, we intend to use less than this amount of allowed leverage.

Managerial Assistance to Portfolio Companies

A BDC must be operated for the purpose of making investments in the types of securities described under “—Regulation as a Public Business Development Company—Qualifying Assets,” above. However, in order to count portfolio securities as qualifying assets for the purpose of the 70% test, the BDC must either control the issuer of the securities or must offer to make available to the issuer of the securities significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, the BDC will satisfy this test if one of the other persons in the group may make available such managerial assistance. Making available managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide, and, if accepted, does in fact provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company.

Ongoing Relationships with Portfolio Companies; Valuation

Our Advisor will monitor our portfolio companies on an ongoing basis. Our Advisor will monitor the financial trends of each portfolio company to determine if it is meeting its business plans and to assess the appropriate course of action for each company.

Our Advisor has several methods of evaluating and monitoring the performance and fair value of our investments, which may include, but are not limited to, the following:

●	Assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;
●	Periodic and regular contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;
●	Comparisons to other companies in the industry;
●	Attendance at and participation in board meetings; and
●	Review of monthly and quarterly financial statements and financial projections for portfolio companies.

See “Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters—Valuation of Portfolio Securities.”

Temporary Investments

Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash equivalents, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as temporary investments, such that at least 70% of our assets are qualifying assets. See “—Certain U.S. Federal Income Tax Consequences—Regulated Investment Company Classification.” Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

Senior Securities

We are permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, as defined in the 1940 Act, is at least equal to 200% immediately after each such issuance. In addition, while any preferred stock or publicly traded debt securities are outstanding, we may be prohibited from making distributions to our stockholders or the repurchasing of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.”

The 1940 Act imposes limitations on a BDC’s issuance of preferred shares, which are considered “senior securities” and thus are subject to the 200% asset coverage requirement described above. In addition, (i) preferred shares must have the same voting rights as the common stockholders (one share, one vote); and (ii) preferred stockholders must have the right, as a class, to appoint directors to the Board.

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Code of Ethics

We and our Advisor have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain transactions by our personnel. Our code of ethics generally does not permit investments by our employees in securities that may be purchased or held by us. Once it is filed, you may read and copy this code of ethics at the SEC’s Public Reference Room in Washington, D.C. You may obtain information on the operation of the Public Reference Room by calling the SEC at (202) 551-8090. You may also obtain copies of the codes of ethics, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

Compliance Policies and Procedures

We and our Advisor have adopted and implemented written policies and procedures reasonably designed to detect and prevent violation of the federal securities laws and will be required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation and designate a chief compliance officer to be responsible for administering the policies and procedures.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 imposes a wide variety of regulatory requirements on certain publicly held companies and their insiders. Assuming certain requirements are met, many of these requirements affect us. For example:

●	pursuant to Rule 13a-14 of the Exchange Act, our chief executive officer and chief financial officer would have to certify the accuracy of the financial statements contained in our periodic reports;
●	pursuant to Item 307 of Regulation S-K, our periodic reports would have to disclose our conclusions about the effectiveness of our disclosure controls and procedures;
●	pursuant to Rule 13a-15 of the Exchange Act, subject to certain assumptions, our management will in the future be required to prepare an annual report regarding its assessment of our internal control over financial reporting and (once we cease to be an emerging growth company under the JOBS Act or, if later, for the year following our first annual report required to be filed with the SEC), depending on our accelerated filer status, this report may be required to be audited by our independent registered public accounting firm; and
●	pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the 1934 Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act will require us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

Proxy Voting Policies and Procedures

We intend to delegate our proxy voting responsibility to our Advisor. The Proxy Voting Policies and Procedures of our Advisor are set forth below. The guidelines will be reviewed periodically by our Advisor and our Independent Directors, and, accordingly, are subject to change.

An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, our Advisor recognizes that it must vote client securities in a timely manner free of conflicts of interest and in the best interests of its clients. These policies and procedures for voting proxies for our Advisor’s investment advisory clients are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.

Our Advisor will vote all proxies based upon the guiding principle of seeking the maximization of the ultimate long term economic value of our stockholders’ holdings, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the relevant advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. All proxy voting decisions will require a mandatory conflicts of interest review by our Chief Compliance Officer in accordance with these policies and procedures, which will include consideration of whether our Advisor or any investment professional or other person recommending how to vote the proxy has an interest in how the proxy is voted that may present a conflict of interest. It is our Advisor’s general policy to vote or give consent on all matters presented to security holders in any proxy, and these policies and procedures have been designed with that in mind. However, our Advisor reserves the right to abstain on any particular vote or otherwise withhold its vote or consent on any matter if, in the judgment of our Chief Compliance Officer or the relevant investment professional(s) employed by our Advisor, the costs associated with voting such proxy outweigh the benefits to our stockholders or if the circumstances make such an abstention or withholding otherwise advisable and in the best interest of the relevant stockholder(s).

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Privacy Principles

We are committed to maintaining the confidentiality, integrity and security of nonpublic personal information relating to investors. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

We may collect nonpublic personal information regarding investors from sources such as subscription agreements, investor questionnaires and other forms; individual investors’ account histories; and correspondence between us and individual investors. We may share information that we collect regarding an investor with our affiliates and the employees of such affiliates for legitimate business purposes, for example, in order to service the investor’s accounts or provide the investor with information about other products and services offered by us or our affiliates that may be of interest to the investor. In addition, we may disclose information that we collect regarding investors to third parties who are not affiliated with us (i) as authorized by our investors in investor subscription agreements or our organizational documents, (ii) as required by law or in connection with regulatory or law enforcement inquiries, or (iii) as otherwise permitted by law to the extent necessary to effect, administer or enforce investor or Company transactions.

Any party that receives nonpublic personal information relating to investors from us is permitted to use the information only for legitimate business purposes or as otherwise required or permitted by applicable law or regulation. In this regard, for our officers, employees and agents, access to such information is restricted to those who need such access in order to provide services to us and our investors. We maintain physical, electronic and procedural safeguards to seek to guard investor nonpublic personal information.

Reporting Obligations

We will furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

We maintain a website at www.parkviewcapitalcredit.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information by contacting us, in writing at: Parkview Capital Credit, Inc., Two Post Oak Center, 1980 Post Oak Boulevard, 15th Floor, Houston, Texas 77056, or by telephone at (713) 540-4545. The SEC maintains an Internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available on the SEC’s Internet site at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov, or by writing the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

Certain U.S. Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax considerations related to an investment in our stock. This summary is based upon the provisions of the Code, as amended, the U.S. Treasury regulations promulgated thereunder, published rulings of the Internal Revenue Service (the “IRS”) and judicial decisions in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. The discussion does not purport to describe all of the U.S. federal income tax consequences that may be relevant to a particular investor in light of that investor’s particular circumstances and is not directed to investors subject to special treatment under the U.S. federal income tax laws, such as banks, dealers in securities, tax-exempt entities and insurance companies. In addition, this summary does not discuss any aspect of state, local or non-U.S. tax law and assumes that investors will hold our stock as capital assets (generally, assets held for investment).

For purposes of this discussion, a “U.S. Holder” is a holder that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if a court within the United States can exercise primary supervision over its administration and certain other conditions are met. A “Non-U.S. Holder” is a holder who is not a U.S. Holder. For tax purposes, our fiscal year is the calendar year.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that will own stock through a partnership should consult its tax advisors with respect to the purchase, ownership and disposition of such stock.

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Tax matters are complicated and prospective investors in our stock are urged to consult their own tax advisors with respect to the U.S. federal income tax and state, local and non-U.S. tax consequences of an investment in the Company, including the potential application of U.S. withholding taxes.

Classification of the Company as Corporation for Tax Purposes.

We were incorporated under the laws of the State of Maryland on November 25, 2014.

Regulated Investment Company Classification.

As a BDC, we intend to elect, and intend to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, we generally will not be required to pay corporate-level federal income taxes on any ordinary income or capital gains that we distribute to our stockholders as dividends. To continue to qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment, we must distribute to our stockholders, for each taxable year, at least 90% of our “investment company taxable income” for that year, which is generally our ordinary income plus the excess of our realized net short-term capital gains over our realized net long-term capital losses (the “Annual Distribution Requirement”).

Taxation as a Regulated Investment Company

If we:

●	qualify as a RIC; and
●	satisfy the Annual Distribution Requirement;

then we will not be subject to federal income tax on the portion of our investment company taxable income and net capital gain (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) that we distribute to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gain not distributed (or deemed distributed) to stockholders.

We will be subject to a 4% nondeductible federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, and on which we paid no federal income tax, in preceding years.

In order to maintain our qualification as a RIC for federal income tax purposes, we must, among other things:

●	at all times during each taxable year, have in effect an election to be treated as a BDC under the 1940 Act;
●	derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities (including loans), gains from the sale of stock or other securities or currencies, or other income derived with respect to our business of investing in such stock, securities or currencies and (b) net income derived from an interest in a “qualified publicly traded partnership;” and
●	diversify our holdings so that at the end of each quarter of the taxable year:

●	at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of the issuer; and
●	no more than 25% of the value of our assets is invested in (i) the securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) the securities of two or more issuers that are controlled, as determined under applicable tax rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) the securities of one or more “qualified publicly traded partnerships.”

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We may be required to recognize taxable income in circumstances in which we do not receive cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with increasing interest rates or debt instruments issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to stockholders in order to satisfy the Annual Distribution Requirement, even though we will not have received any corresponding cash amount.

Because we may use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the Annual Distribution Requirement. If we are unable to obtain cash from other sources or are otherwise limited in our ability to make distributions, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause us to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% gross income test described above. We will monitor our transactions and may make certain tax elections in order to mitigate the potential adverse effect of these provisions.

If, in any particular taxable year, we do not qualify as a RIC, all of our taxable income (including our net capital gains) will be subject to tax at regular corporate rates without any deduction for distributions to stockholders, and distributions will be taxable to the stockholders as ordinary dividends to the extent of our current and accumulated earnings and profits.

In the event we invest in non-U.S. securities, we may be subject to withholding and other non-U.S. taxes with respect to those securities. We do not expect to satisfy the conditions necessary to pass through to our stockholders their share of the non-U.S. taxes paid by the Company.

Taxation of U.S. Holders.

Distributions by us generally will be taxable to U.S. Holders as ordinary income or capital gains. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. Holders to the extent of our current or accumulated earnings and profits. Distributions of our net capital gains (that is, the excess of our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. Holder as long-term capital gains, regardless of the U.S. Holder’s holding period for its stock. Distributions of investment company taxable income that are reported by us as being derived from “qualified dividend income” will be taxed in the hands of non-corporate U.S. Holders at the rates applicable to long-term capital gain, provided that holding period and other requirements are met by both the U.S. Holders and us. Dividends distributed by us will generally not be attributable to qualified dividend income. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. Holder’s adjusted tax basis in such U.S. Holder’s stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Holder. For a summary of the tax rates applicable to capital gains, including capital gain dividends, see the discussion below.

Although we currently intend to distribute realized net capital gains (i.e., net realized long-term capital gains in excess of net realized short-term capital losses), if any, at least annually, we may in the future decide to retain some or all of our net capital gains, and to designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay corporate-level tax on the retained amount, each U.S. Holder will be required to include its share of the deemed distribution in income as if it had been actually distributed to the U.S. Holder, and the U.S. Holder will be entitled to claim a credit or refund equal to its allocable share of the corporate-level tax we pay on the retained capital gain. The amount of the deemed distribution net of such tax will be added to the U.S. Holder’s cost basis for its stock. Since we expect to pay tax on any retained capital gains at our regular corporate capital gain tax rate, and since that rate is in excess of the maximum rate currently payable by non-corporate U.S. Holders on long-term capital gains, the amount of tax that non-corporate U.S. Holders will be treated as having paid will exceed the tax they owe on the capital gain dividend. Such excess generally may be claimed as a credit or refund against the U.S. Holder’s other U.S. federal income tax obligations. A U.S. Holder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to stockholders prior to the expiration of 60 days after the close of the relevant tax year.

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For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, a U.S. Holder generally will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared in October, November, or December of any calendar year, payable to Holders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by the U.S. Holders on December 31 of the year in which the dividend was declared.

You may recognize taxable gain or loss if you sell or exchange your stock (including a redemption of such stock or upon a liquidation of the Company). The amount of the gain or loss will be measured by the difference between your adjusted tax basis in your stock and the amount of the proceeds you receive in exchange for such stock. Any gain or loss arising from the sale or exchange of the stock (or, in the case of distributions in excess of the sum of your current and accumulated earnings and profits and your tax basis in the stock, treated as arising from the sale or exchange of your stock) generally will be a capital gain or loss if the stock are held as a capital asset. This capital gain or loss normally will be treated as a long-term capital gain or loss if you have held your stock for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or exchange of stock held for six months or less generally will be treated as a long-term capital loss to the extent of the amount of capital gain dividends received, or treated as deemed distributed, with respect to such stock.

In general, individual U.S. Holders currently are subject to a maximum U.S. federal income tax rate of 20% on their net capital gain, i.e., the excess of net long-term capital gain over net short-term capital loss for a taxable year, including a long-term capital gain derived from an investment in the stock in the future. In addition, individuals with income in excess of $200,000 ($250,000 in the case of married individuals filing jointly or $125,000 in the case of married individuals filing separately) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes net income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses). Corporate U.S. Holders currently are subject to U.S. federal income tax on net capital gain at the maximum 35% rate also applied to ordinary income. Dividends distributed by us to corporate U.S. Holders generally will not be eligible for the dividends-received deduction. Tax rates imposed by states and local jurisdictions on capital gain and ordinary income may differ.

We (or the applicable withholding agent) will send to each of the U.S. Holders, as promptly as possible after the end of each calendar year, a report detailing the amounts includible in such U.S. Holder’s taxable income for such year as ordinary income, long-term capital gain and “qualified dividend income,” if any. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local, and non-U.S. taxes depending on a U.S. Holder’s particular situation.

Limitation on Deduction for Certain Expenses.

If our stock is not beneficially owned by at least 500 persons at all times during the taxable year, then a U.S. Holder that is an individual, estate or trust may be subject to limitations on miscellaneous itemized deductions in respect of its share of expenses that we incur, to the extent that the expenses would have been subject to these limitations if the holder had incurred them directly. We do not expect our stock to be beneficially owned by 500 or more persons.

If we do not satisfy the 500-shareholder requirement, we would be required to report the relevant expenses, including the Management Fee and Incentive Fee, on Form 1099-DIV, and affected holders will be required to take into account as income an amount equal to their allocable share of such expenses and to take into account their allocable share of such expenses.

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U.S. Taxation of Tax-Exempt U.S. Holders.

A U.S. Holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Holder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Holder should not be subject to U.S. taxation solely as a result of the holder’s ownership of our stock and receipt of dividends with respect to such stock. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Holder. Therefore, a tax-exempt U.S. Holder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected.

Taxation of Non-U.S. Holders.

Whether an investment in the Company is appropriate for a Non-U.S. Holder will depend upon that person’s particular circumstances. Non-U.S. Holders should consult their tax advisers before investing in the Company. Distributions of our “investment company taxable income” to Non-U.S. Holders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of federal withholding tax if paid to Non-U.S. Holders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent such distributions do not exceed our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if a treaty applies, are attributable to a U.S. permanent establishment of the Non-U.S. Holder), we will not be required to withhold U.S. federal tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a Non-U.S. Holder that is a non-U.S. partnership or a non-U.S. trust, and such entities are urged to consult their own tax advisers.

For taxable years of RICs beginning before January 1, 2014, U.S.-source withholding taxes were not imposed on dividends paid by RICs to the extent the dividends were reported as “interest-related dividends” or “short-term capital gain dividends.” Interest-related dividends and short-term capital gain dividends generally represented distributions of interest or short-term capital gains that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. person, and that satisfied certain other requirements. No assurance can be given as to whether this exemption will be applicable to taxable years after 2013, and as of the date of this Registration Statement, this exemption is not in effect. In addition, no assurance can be given as to whether any of our distributions will be reported as eligible for this exemption from withholding tax (if extended or reenacted).

Actual or deemed distributions of our net capital gains to a Non-U.S. Holder, and gains realized by a Non-U.S. Holder upon the sale or redemption of its stock (including a redemption of such stock or upon a liquidation of the Company), will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) or, in the case of an individual, the Non-U.S. Holder was present in the United States for 183 days or more during the taxable year and certain other conditions are met. If we distribute our net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Holder will be entitled to a U.S. federal income tax credit or tax refund equal to the allocable share of the corporate-level tax we pay on the capital gains deemed to have been distributed; however, in order to obtain the refund, the Non-U.S. Holder must obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the Non-U.S. Holder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

If any actual or deemed distributions of our net capital gains, or any gains realized upon the sale or redemption of our stock, are effectively connected with a U.S. trade or business of the Non-U.S. Holder (and, if an income tax treaty applies, are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), such amounts will be subject to U.S. income tax, on a net-income basis, in the same manner, and at the graduated rates applicable to, a U.S. Holder. For a corporate Non-U.S. Holder, the after-tax amount of distributions (both actual and deemed) and gains realized upon the sale or redemption of its stock that are effectively connected to a U.S. trade or business (and, if a treaty applies, are attributable to a U.S. permanent establishment), may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

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Under legislation commonly referred to as the “Foreign Account Tax Compliance Act,” a 30% withholding tax is imposed on payments of certain types of income to non-U.S. financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by non-U.S. entities that have U.S. persons as substantial owners). The types of income subject to the tax include U.S. source interest and dividends paid after June 30, 2014 and the gross proceeds from the sale of any property that could produce U.S.-source interest or dividends paid after December 31, 2016. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, a 30% withholding is also imposed on payments to non-U.S. entities that are not financial institutions unless the non-U.S. entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. When these provisions become effective, depending on the status of a Non-U.S. Holder and the status of the intermediaries through which they hold their stock, Non-U.S. Holders could be subject to this 30% withholding tax with respect to distributions on their stock and proceeds from the sale of their stock. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and non-U.S. tax consequences of an investment in the Company.

Backup Withholding and Information Reporting.

Backup withholding may apply to distributions on our stock with respect to certain non-exempt U.S. Holders. Such a U.S. Holder generally will be subject to backup withholding unless the U.S. Holder provides its correct taxpayer identification number and certain other information, certified under penalties of perjury, to the dividend paying agent, or otherwise establishes an exemption from backup withholding. Any amount withheld under backup withholding is allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided the proper information is provided to the IRS.

U.S. information reporting requirements and backup withholding tax will not apply to dividends paid on our stock to a Non-U.S. Holder, provided the Non-U.S. Holder provides a Form W-8BEN or Form W-8BEN-E (or satisfies certain documentary evidence requirements for establishing that it is a non-U.S. person) or otherwise establishes an exemption. Information reporting and backup withholding also generally will not apply to a payment of the proceeds of a sale of our stock affected outside the United States by a non-U.S. office of a non-U.S. broker. However, information reporting requirements (but not backup withholding) will apply to a payment of the proceeds of a sale of our stock effected outside the United States by a non-U.S. office of a broker if the broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a “controlled foreign corporation” as to the United States, or (iv) is a non-U.S. partnership that, at any time during its taxable year is more than 50% (by income or capital interest) owned by United States persons or is engaged in the conduct of a U.S. trade or business, unless in any such case the broker has documentary evidence in its records that the holder is a non-U.S. Holder and certain conditions are met, or the holder otherwise establishes an exemption. Payment by a United States office of a broker of the proceeds of a sale of our stock will be subject to both backup withholding and information reporting unless the holder certifies its non-U.S. person status under penalties of perjury or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld from payments made to a stockholder may be refunded or credited against such stockholder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Item 1A. Risk Factors

An investment in our securities involves certain risks relating to our structure and investment objective. The risks set forth below are not the only risks we face, and we may face other risks that we have not yet identified, which we do not currently deem material or which are not yet predictable. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, our net asset value and the price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Structure

We are a newly-formed company with no operating history.

We were formed in November 2014. As a result, we have no financial information on which you can evaluate an investment in our company or our prior performance. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objective and that the value of your investment could decline substantially or your investment could become worthless. In addition, in order to comply with BDC and RIC requirements, we may invest in temporary investments, such as cash, cash equivalents, U.S. government securities and other high-quality debt investments that mature in one year or less, which we expect will earn yields substantially lower than the interest, dividend or other income that we anticipate receiving in respect of suitable portfolio investments. We may not be able to pay any significant dividends during this period, and any such dividends may be substantially lower than the dividends we expect to pay when our portfolio is fully invested.

Our shares will not be listed on a national securities exchange for the foreseeable future, if ever. Therefore, our shares have limited liquidity and you may not receive a full return of your invested capital if you sell your shares.

Our shares are illiquid assets for which there is not expected to be any secondary market in the foreseeable future. We currently have no target date in which to list our shares on a national securities exchange. There can be no assurance that even if we sought a listing that we will be able to obtain a listing within any particular time frame.

If our shares are listed, we cannot assure you a public trading market will develop. Since a portion of the proceeds we receive from the sale of shares in our private offering will be used to pay expenses and fees incurred by us, the full amount of proceeds received will not be used to acquire investments pursuant to our investment objective. As a result, even if we do list our shares on a national securities exchange, you may not receive a full return of your invested capital if you sell your shares.

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We will be dependent upon management personnel of our Advisor for our future success.

We will depend on the experience, diligence, skill and network of business contacts of our Advisor and its investment professionals. The investment professionals that our Advisor currently retains or may subsequently retain, will identify, evaluate, negotiate, structure, close, monitor and manage our investments. Our future success will depend to a significant extent on the continued service and coordination of our Advisor’s investment professionals. The departure of any of our Advisor’s key personnel, including Mr. Smith, our President and Chief Executive Officer, could have a material adverse effect on our business, financial condition or results of operations. In addition, we cannot assure you that our Advisor will remain our investment adviser or that we will continue to have access to its investment professionals.

Our Advisor has no prior experience managing a BDC.

The investment professionals of our Advisor have no prior experience managing a business development company, and the investment philosophy and techniques used by our Advisor to manage a public company may differ from the investment philosophy and techniques previously employed by our Advisor’s investment professionals in identifying and managing past investments. Accordingly, we can offer no assurance that we will replicate the historical performance of other businesses or companies with which our Advisor’s investment professionals have been affiliated, and we caution you that our investment returns could be substantially lower than the returns achieved by such other companies.

Regulations governing our operation as a BDC affect our ability to, and the way in which, we raise additional capital.

The 1940 Act imposes numerous constraints on the operations of business development companies. See “Item 1(c). Description of Business—Regulation as a Public Business Development Company” for a discussion of business development company limitations. For example, business development companies are required to invest at least 70% of their total assets in securities of nonpublic or thinly traded U.S. companies, cash, cash equivalents, U.S. government securities and other high quality debt investments that mature in one year or less. These constraints may hinder our Advisor’s ability to take advantage of attractive investment opportunities and to achieve our investment objective.

Regulations governing our operation as a business development company affect our ability to raise additional capital, and the ways in which we can do so. Raising additional capital may expose us to risks, including the typical risks associated with leverage, and may result in dilution to our current stockholders. The 1940 Act limits our ability to issue debt and preferred stock (“senior securities”) to amounts such that our asset coverage ratio is at least 200% of assets less liabilities and other indebtedness. Consequently, if the value of our assets declines, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when this may be disadvantageous.

We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the then-current net asset value per share of our common stock if our Board determines that a sale is in the best interests of us and our stockholders and our stockholders approve it.

We may borrow money, which may magnify the potential for gain or loss and may increase the risk of investing in us.

As part of our business strategy, we may borrow from and issue senior debt securities to banks, insurance companies, and other lenders. Holders of these senior securities will have fixed-dollar claims on our assets that are superior to the claims of our common stockholders. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged. Similarly, any decrease in our income would cause net income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make common stock dividend payments. Our ability to service any debt that we incur will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. Moreover, the Management Fee we pay to our Advisor is payable based on our gross assets, including those assets acquired through the use of leverage.

Furthermore, any debt facility into which we may enter may impose financial and operating covenants that restrict our business activities. Lastly, we may be unable to obtain our desired leverage, which would, in turn, affect our return on capital.

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If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.

As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time of and after giving effect to such acquisition, at least 70% of our total assets are qualifying assets.

If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to BDCs. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may be precluded from investing in what we believe to be attractive investments if such investments are not qualifying assets for purposes of the 1940 Act if we do not have at least 70% of our total assets in qualifying assets.

If we do not maintain our status as a BDC, we would be subject to regulation as a registered closed-end investment company under the 1940 Act. As a registered closed-end investment company, we would be subject to substantially more regulatory restrictions under the 1940 Act which would significantly decrease our operating flexibility.

Upon our election to be regulated as a BDC, we will be a non-diversified investment company within the meaning of the 1940 Act, and therefore, we will not be limited with respect to the proportion of our assets that may be invested in securities of a single issuer.

Upon our election to be regulated as a BDC, we will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we will not be limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market's assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond our income tax diversification requirements under Subchapter M of the Code, we will not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.

We will operate in a highly competitive market for investment opportunities.

Other entities, including commercial banks, commercial financing companies, other business development companies and insurance companies compete with us to make the types of investments that we plan to make in lower middle-market companies. Certain of these competitors may be substantially larger, have considerably greater financial, technical and marketing resources than we will have and offer a wider array of financial services. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. Many competitors are not subject to the regulatory restrictions that the 1940 Act will impose on us as a business development company or the restrictions that the Code will impose on us as a RIC.

We may be obligated to pay our Advisor incentive compensation even if we incur a net loss due to a decline in the value of our portfolio.

Our Advisory Agreement entitles our Advisor to receive an incentive fee based on our net investment income regardless of any capital losses. In such case, we may be required to pay our Advisor an incentive fee for a fiscal quarter even if there is a decline in the value of our portfolio or if we incur a net loss for that quarter.

Any incentive fee payable by us that relates to our net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible. Our Advisor is not obligated to reimburse us for any part of the incentive fee it received that was based on accrued income that we never received as a result of a subsequent default, and such circumstances would result in our paying an incentive fee on income we never receive.

For federal income tax purposes, we are required to recognize taxable income in some circumstances in which we do not receive a corresponding payment in cash (such as deferred interest that is accrued as original issue discount) and to make distributions with respect to such income to maintain our status as a RIC. Under such circumstances, we may have difficulty meeting the annual distribution requirement necessary to obtain and maintain RIC tax treatment under the Code. This difficulty in making the required distribution may be amplified to the extent that we are required to pay an incentive fee with respect to such accrued income. As a result, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital, or forgo new investment opportunities for this purpose. If we are not able to obtain cash from other sources, we may fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.

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We will be subject to corporate-level income tax if we are unable to qualify as a RIC under Subchapter M of the Code.

We will incur corporate-level income tax costs if we are unable to qualify as a RIC for U.S. tax purposes or if we are not able to distribute all of our income in a timely fashion. Although we intend to elect to be treated as a RIC shortly after the effectiveness of this Registration Statement, no assurance can be given that we will be able to qualify for and maintain RIC status. To obtain and maintain RIC tax treatment under the Code, we must meet the following annual distribution, income source and asset diversification requirements:

●	We must distribute to our stockholders on an annual basis at least 90% of our net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses, if any. In the event we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirement. In addition, our income for tax purposes may exceed our available cash flow. If we are unable to obtain cash from other sources, we could fail to qualify for RIC tax treatment and thus become subject to corporate-level income tax.
●	We must derive at least 90% of our gross income for each year from dividends, interest, gains from the sale of stock or securities or similar sources.
●	We must meet specified asset diversification requirements at the end of each quarter of our taxable year. The need to satisfy these requirements in order to prevent the loss of RIC status may result in our having to dispose of certain investments quickly on unfavorable terms. Because most of our investments will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.

If we fail to qualify for RIC tax treatment for any reason, the resulting federal income tax liability could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.

There is a risk that you may not receive dividends or that our dividends may not grow over time.

We cannot assure you that we will achieve investment results or maintain a tax status that will allow or require any specified level of cash distributions or year-to-year increases in cash distributions. Although a portion of our expected earnings and dividend distributions will be attributable to net investment income, we do not expect to generate capital gains from the sale of our portfolio investments on a level or uniform basis from quarter to quarter. This may result in substantial fluctuations in our quarterly dividend payments.

In certain cases, we may recognize income before or without receiving cash representing the income. Depending on the amount of noncash income, this could result in difficulty satisfying the annual distribution requirement applicable to RICs. Accordingly, we may delay distributions during a year until we generate cash or we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investments to meet these distribution requirements.

We may not generate significant, if any, capital gains during our initial years of operation and thus we are likely to pay dividends in those years principally from interest we receive from our initial and follow-on investments prior to the sale or refinancing of loans we make. Moreover, our ability to pay dividends in our initial years of operation will be based on our ability to invest our capital in suitable portfolio companies in a timely manner.

In addition, the lower middle-market companies in which we intend to invest are generally more susceptible to economic downturns than larger operating companies, and therefore may be more likely to default on their payment obligations to us during recessionary periods. Any such defaults could substantially reduce our net investment income available for distribution in the form of dividends to our stockholders.

As of the date hereof, we are controlled by GrayCo Alternative Partners II, LP, a private fund managed by our former Chairman, Laurence O. Gray.

As of the date hereof, GrayCo Alternative Partners II, LP, a private fund managed by Gray & Company, a registered investment adviser founded by our former Chairman, Laurence O. Gray, owns over 99% of our issued and outstanding common stock. While we are engaged in a private offering of shares and anticipate accepting subscriptions from additional investors, there can be no assurances that additional subscriptions will be received and accepted. Unless and until we raise significantly more capital in our private offering, GrayCo Alternative Partners II, LP will maintain a controlling interest in our operations.

You may be subject to filing requirements under the 1934 Act as a result of your investment in the Company.

Because our common stock will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our common stock will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their dividends may see their percentage stake in us increase to more than 5%, thus triggering this filing requirement. Although we will provide in our quarterly statements the amount of outstanding stock and the amount of the investor’s stock, the responsibility for determining the filing obligation and preparing the filing remains with the investor.

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You may be subject to the short-swing profits rules under the 1934 Act as a result of your investment in the Company.

Persons with the right to appoint a director or who hold more than 10% of a class of our shares may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the Company profits from the purchase and sale of registered stock within a six-month period.

Potential conflicts of interest could impact our investment returns.

Stockholders should note the matters discussed in “Item 7. Certain Relationships and Related Transactions, and Director Independence.”

Our Board may change our investment objective, operating policies and strategies without prior notice or stockholder approval.

Our Board has the authority to modify or waive certain of our operating policies and strategies without prior notice (except as required by the 1940 Act) and without stockholder approval. However, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a business development company. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and value of our stock. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.

Changes in laws or regulations governing our operations may adversely affect our business.

Changes to the laws and regulations governing our operations may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities. These changes could result in material differences to the strategies and plans described herein and may result in our investment focus shifting.

Our Advisor can resign on 60 days’ notice. We may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.

Our Advisor has the right, under the Advisory Agreement, to resign at any time upon not less than 60 days’ written notice, regardless of whether we have found a replacement. If our Advisor resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected, and the market price of our common stock may decline.

The incentive fee structure we have with our Advisor may create incentives that are not fully aligned with the interests of our stockholders.

We have entered into Advisory Agreement with our Advisor that provides that these fees will be based on the value of our gross assets. As a result, investors in our common stock will invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on the value of our gross assets, our Advisor will benefit when we incur debt or use leverage. This fee structure may encourage our Advisor to cause us to borrow money to finance additional investments. Under certain circumstances, the use of borrowed money may increase the likelihood of default, which would disfavor our stockholders.

Our incentive fee may induce our Advisor to make speculative investments.

Our Advisor will receive an incentive fee based, in part, upon net realized gains on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net realized gains. Additionally, under the incentive fee structure, our Advisor may benefit when capital gains are recognized and, because our Advisor will determine when to sell a holding, our Advisor will control the timing of the recognition of such capital gains. As a result, our Advisor may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.

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To the extent that we do not realize income or choose not to retain after-tax realized capital gains, we will have a greater need for additional capital to fund our investments and operating expenses.

As a RIC, we must annually distribute at least 90% of our investment company taxable income as a dividend and may either distribute or retain our realized net capital gains from investments. Unless investors elect to reinvest dividends, earnings that we are required to distribute to stockholders will not be available to fund future investments. Accordingly, we may have insufficient funds to make new and follow-on investments, which could have a material adverse effect on our financial condition and results of operations. Because of the structure and objectives of our business, we may experience operating losses and expect to rely on proceeds from sales of investments, rather than on interest and dividend income, to pay our operating expenses. There is no assurance that we will be able to sell our investments and thereby fund our operating expenses.

The Advisory Agreement was not negotiated on an arm’s length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

The Advisory Agreement was negotiated between related parties. Consequently, its terms, including fees payable to our Advisor, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights and remedies under this agreement because of our desire to maintain our ongoing relationship with our Advisor. Any such decision, however, would breach our fiduciary obligations to our stockholders.

Tax consequences to stockholders from an investment in our stock are complex.

Potential stockholders are strongly urged to review the discussion in “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences” for a summary of certain U.S. federal income tax consequences associated with an investment in our stock.

Risks Related to Our Portfolio Company Investments

Our target investments are risky and highly speculative, and the lower middle-market companies we target may have difficulty accessing the capital markets to meet their future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

Investing in lower middle-market companies involves a number of significant risks, including:

●	these companies may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of us realizing any guarantees we may have obtained in connection with our investment;
●	they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;
●	they are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;
●	they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and
●	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.

To the extent OID and PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.

Our investments may include OID instruments and PIK interest arrangements, which represents contractual interest added to a loan balance and due at the end of such loan’s term. To the extent OID or PIK interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

●	OID instruments and PIK securities may have unreliable valuations because the accretion of OID as interest income and the continuing accruals of PIK securities require judgments about their collectability and the collectability of deferred payments and the value of any associated collateral.
●	OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower.
●	For accounting purposes, cash distributions to shareholders that include a component of accreted OID income do not come from paid-in capital, although they may be paid from the offering proceeds. Thus, although a distribution of accreted OID income may come from the cash invested by stockholders, the 1940 Act does not require that shareholders be given notice of this fact.
●	Higher interest rates on PIK securities reflects the payment deferral and increased credit risk associated with such instruments and PIK securities generally represent a significantly higher credit risk than coupon loans.
●	The presence of accreted OID income and PIK interest income would create the risk of non-refundable cash payments to the Advisor in the form of incentive fees on income based on non-cash accreted OID income and PIK interest income accruals that may never be realized.
●	Even if accounting conditions are met, borrowers on such securities could still default when our actual collection is expected to occur at the maturity of the obligation.
●	PIK interest has the effect of generating investment income and increasing the incentive fees payable at a compounding rate. In addition, the deferral of PIK interest also reduces the loan-to-value ratio at a compounding rate.

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Investing in lower middle-market companies involves a high degree of risk and our financial results may be affected adversely if one or more of our significant portfolio investments defaults on its loans or fails to perform as we expect.

We expect our portfolio to consist primarily of debt and equity investments in lower middle-market companies. Investing in lower middle-market companies involves a number of significant risks. Typically, the debt in which we invest will not be initially rated by any rating agency; however, we believe that if such investments were rated, they would be below investment grade. Compared to larger publicly owned companies, these lower middle-market companies may be in a weaker financial position and experience wider variations in their operating results, which may make them more vulnerable to economic downturns and other business disruptions. Typically, these companies need more capital to compete; however, their access to capital is limited and their cost of capital is often higher than that of their competitors. Our portfolio companies will likely face intense competition from larger companies with greater financial, technical and marketing resources and their success will largely depend on the managerial talents and efforts of an individual or a small group of persons. Therefore, the loss of any of their key employees could affect a portfolio company’s ability to compete effectively and harm its financial condition. Further, we expect that some of our portfolio companies will conduct business in regulated industries that are susceptible to regulatory changes. These factors could impair the cash flow of our portfolio companies and result in other events, such as bankruptcy. These events could limit a portfolio company’s ability to repay its obligations to us, which may have an adverse effect on the return on, or the recovery of, our investment in these businesses. Deterioration in a borrower’s financial condition and prospects may be accompanied by deterioration in the value of the loan’s collateral and the fair market value of the loan.

Finally, we expect that some of our portfolio companies will be unable to obtain financing from public capital markets or from traditional credit sources, such as commercial banks. Accordingly, loans made to these types of companies pose a higher default risk than loans made to companies that have access to traditional credit sources.

A portion of our debt securities may be rated below investment grade, or of comparative quality, and may be considered speculative.

Our investments are likely to be in lower grade obligations. The lower grade investments in which we invest may be rated below investment grade by one or more nationally recognized statistical rating agencies at the time of investment or may be unrated but determined by our Advisor to be of comparable quality. Loans or debt securities rated below investment grade are considered speculative with respect to the issuer’s capacity to pay interest and repay principal.

If we make subordinated investments, the obligors or the portfolio companies may not generate sufficient cash flow to service their debt obligations to us.

We may make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or economic conditions in general. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.

The value of our portfolio securities may not have a readily available market price and, in such a case, we will value these securities at fair value as determined in good faith by our Board, which valuation is inherently subjective and may not reflect what we may actually realize for the sale of the investment.

Our investments will be valued at the end of each fiscal quarter. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith by our Advisor and reviewed by the audit committee of our Board. The Board may retain an independent valuation provider to assist it by performing certain limited third-party valuation services. In connection with that determination, investment professionals from our Advisor will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of our Advisor in our valuation process could result in a conflict of interest, since the Management Fee is based in part on our gross assets.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our common shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

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Our portfolio securities may be thinly traded and, as a result, the lack of liquidity in our investments may adversely affect our business.

We will generally make loans to private companies. The illiquidity of these investments may make it difficult for us to sell positions if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we had previously recorded such investments. In addition, we may face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we hold a significant portion of a company’s equity or if we have material non-public information regarding that company.

Our portfolio may be focused in a limited number of portfolio companies, which will subject us to a risk of significant loss if any of these companies defaults on its obligations under any of its debt instruments or if there is a downturn in a particular industry.

Until we raise significant amounts of capital, our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC for U.S. tax purposes, we do not have fixed guidelines for diversification, and while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, a downturn in any particular industry in which we are invested could significantly affect our aggregate returns.

Our stockholders will not have input into the investment decisions made by our Advisor’s Investment Committee.

As of the date hereof, we have only deployed a portion of the proceeds received in our private offering in portfolio companies pursuant to our investment objective. Our investments will be selected by our Advisor’s investment professionals, subject to the approval of its Investment Committee, and our stockholders will not have input into our investment decisions. These factors will increase the uncertainty, and possibly also the risk, of investing in our common stock as compared with an established portfolio and operating history. Depending on the size of a subscription received in our private offering, we anticipate that it may take three to six months to deploy substantially all of such proceeds in accordance with our investment objective and pursuant to the strategies disclosed in this Registration Statement. Pending these investments, we intend to temporarily invest the net proceeds from our private offering in cash, cash equivalents, U.S. government securities, repurchase agreements and high quality debt instruments maturing in one year or less from the time of investment. We expect these temporary investments to earn yields substantially lower than the income we expect to receive from our targeted investments in lower middle-market companies.

Capital markets have been in a period of disruption and instability for an extended period of time. These market conditions materially and adversely affected debt and equity capital markets in the United States, which had, and may in the future, have a negative impact on our business and operations.

The global capital markets have been in an extended period of instability as evidenced by periodic disruptions in liquidity in the debt capital markets, significant write-offs in the financial services sector, the re-pricing of credit risk in the broadly syndicated credit market and the failure of major financial institutions. Despite actions of the U.S. federal government and foreign governments, these events contributed to worsening general economic conditions that materially and adversely impacted the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and financial services firms in particular. While recent market conditions have improved there have been continuing periods of volatility and there can be no assurance that adverse market conditions will not repeat themselves or worsen in the future. If these adverse and volatile market conditions worsen, we and other companies in the financial services sector may have to access, if available, alternative markets for debt and equity capital in order to grow. Equity capital may be difficult to raise because, subject to some limited exceptions, as a BDC, we are generally not able to issue additional shares of our common stock at a price less than net asset value without first obtaining approval for such issuance from our stockholders and our Independent Directors. In addition, our ability to incur indebtedness (including by issuing preferred stock) is limited by applicable regulations such that our asset coverage, as calculated in accordance with the 1940 Act, must equal at least 200% immediately after each time we incur indebtedness. The debt capital that will be available to us in the future, if at all, may be at a higher cost and on less favorable terms and conditions than what we currently experience. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.

Moreover, the re-appearance of market conditions similar to those experienced from 2007 through 2009 for any substantial length of time could make it difficult to extend the maturity of or refinance our existing indebtedness under similar terms and any failure to do so could have a material adverse effect on our business.

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Given the extreme volatility and dislocation in the capital markets over the past several years, many BDCs have faced, and may in the future face, a challenging environment in which to raise or access capital. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can adversely affect our investment valuations. Further, the illiquidity of our investments may make it difficult for us to sell such investments to access capital if required. As a result, we could realize significantly less than the value at which we have recorded our investments if we were required to sell them for liquidity purposes. In addition, a prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows. An inability to raise or access capital could have a material adverse impact on our business, financial condition or results of operations.

Because we likely will not hold controlling interests in our portfolio companies, we may not be in a position to exercise control over such portfolio companies or to prevent decisions by management of such portfolio companies that could decrease the value of our investments.

We are a lender, and loans (and any equity investments we make) to our portfolio companies will be non-controlling investments, meaning we will not be in a position to control the management, operation and strategic decision-making of the companies we invest in. As a result, we will be subject to the risk that a portfolio company we do not control, or in which we do not have a majority ownership position, may make business decisions with which we disagree, and the equity holders and management of such a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity for the debt and equity investments that we will typically hold in our portfolio companies, we may not be able to dispose of our investments in the event that we disagree with the actions of a portfolio company, and may therefore suffer a decrease in the value of our investments.

We will be exposed to risks associated with changes in interest rates.

Certain of our debt investments will be based on floating rates, such as LIBOR, EURIBOR, the Federal Funds Rate or the Prime Rate. General interest rate fluctuations may have a substantial negative impact on our investments, the value of our common stock and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could also have an adverse impact on our net interest income. An increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates, including subordinated loans, senior and junior secured and unsecured debt securities and loans and high yield bonds, and also could increase our interest expense, thereby decreasing our net income. Also, an increase in interest rates available to investors could make investment in our common stock less attractive if we are not able to increase our dividend rate, which could reduce the value of our common stock.

By originating loans to companies that are experiencing significant financial or business difficulties, we may be exposed to distressed lending risks.

As part of our lending activities, we may originate loans to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to us, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that we will correctly evaluate the value of the assets collateralizing our loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company that we fund, we may lose all or part of the amounts advanced to the borrower or may be required to accept collateral with a value less than the amount of the loan advanced by us to the borrower.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, and/or damage to our business relationships, all of which could negatively impact our financial results.

       A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs, litigation and damage to our relationships with portfolio companies. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. There is no guarantee that any processes, procedures and internal controls we have implemented or will implement will prevent cyber intrusions which could have a negative impact on our financial results, operations, business relationships or confidential information.

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We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) following the fifth anniversary of the completion of this offering, (ii) in which we have total annual gross revenue of at least $1.0 billion, or (iii) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (b) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. For so long as we remain an “emerging growth company” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our common stock less attractive because we will rely on some or all of these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company,” we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Item 2. Financial Information

Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Overview

We were incorporated under the laws of the State of Maryland on November 25, 2014. We intend to file an election to be treated as a business development company under the 1940 Act, and as a regulated investment company for federal income tax purposes. As such, we will be required to comply with various regulatory requirements, such as the requirement to invest at least 70% of our assets in “qualifying assets,” source of income limitations, asset diversification requirements, and the requirement to distribute annually at least 90% of our taxable income and tax-exempt interest. See “Item 1(c). Description of Business—Regulation as a Public Business Development Company” and “Item 1(c). Description of Business—Certain U.S. Federal Income Tax Consequences—Regulated Investment Company Classification.”

All amounts presented are in thousands, except share and per share data.

Revenues

We plan to generate revenues in the form of interest income from the debt securities we hold and dividends and capital appreciation on either direct equity investments or equity interests obtained in connection with originating loans, such as options, warrants or conversion rights. We expect most of the debt securities we will hold will be floating rate in nature. The debt we invest in will typically not be rated by any rating agency, but if it were, it is likely that such debt would be below investment grade. We intend to structure our debt investments with interest payable quarterly, semi-annually or annually, but we may structure certain investments with terms to provide for longer interest payment periods or to allow interest to be paid by adding amounts due to the principal balance of the loan, resulting in deferred cash receipts. In addition, we may also generate revenue in the form of commitment, loan origination, structuring or diligence fees, fees for providing managerial assistance to our portfolio companies, and possibly consulting fees. Certain of these fees may be capitalized and amortized as additional interest income over the life of the related loan.

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Expenses

We anticipate that all investment professionals and staff of our Advisor, when and to the extent engaged in providing us investment advisory and management services, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by our Advisor.

We will bear all other costs and expenses of our operations, administration and transactions, including, but not limited to, those relating to:

●	organization expenses;
●	calculating our net asset value (including the cost and expenses of any independent valuation firms);
●	expenses, including travel expense, incurred by our Advisor, its investment professionals, or payable to third parties, performing due diligence on prospective portfolio companies;
●	the costs of the offerings of common shares and other securities, if any;
●	the base management fee and any incentive fee;
●	certain costs and expenses relating to distributions paid on our shares;
●	administration reimbursements payable under our Administration Agreement;
●	debt service and other costs of borrowings or other financing arrangements;
●	the allocated costs incurred by our Advisor or the Administrator in providing managerial assistance to those portfolio companies that request it;
●	amounts payable to third parties relating to, or associated with, making or holding investments;
●	transfer agent and custodial fees;
●	costs of hedging;
●	commissions and other compensation payable to brokers or dealers;
●	federal, state and local taxes;
●	Independent Director fees and expenses;
●	costs of preparing financial statements and maintaining books and records and filing reports or other documents with the SEC (or other regulatory bodies) and other reporting and compliance costs, including registration and listing fees, and the compensation of professionals responsible for the preparation of the foregoing;
●	the costs of any reports, proxy statements or other notices to our stockholders (including printing and mailing costs), the costs of any stockholders’ meetings and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;
●	our fidelity bond (as described more fully under “Item 1(c). Description of Business—Regulation as a Public Business Development Company,” below);
●	directors and officers/errors and omissions liability insurance, and any other insurance premiums;
●	indemnification payments;
●	direct costs and expenses of administration, including audit and legal costs; and
●	all other expenses reasonably incurred by us in connection with making investments and administering our business.

From time to time, our Advisor may pay amounts owed by us to third-party providers of goods or services. We will subsequently reimburse our Advisor for such amounts paid on our behalf. Other than with respect to our initial organization and operating costs, as described above, there is no contractual cap on the reasonable costs and expenses for which our Advisor will be reimbursed. In addition, we will reimburse the Administrator for the allocable portion of the compensation paid by the Administrator (or its affiliates) to our chief compliance officer and chief financial officer (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). All of these expenses will ultimately be borne by our stockholders.

Portfolio and Investment Activity

We commenced operations on April 24, 2015 and executed our first trade on April 30, 2015. The fair value of our investments was approximately $10,347,000 in 5 portfolio companies as of June 30, 2015. Our investment activity for the six months ended June 30, 2015 is as follows (information presented herein is at amortized cost unless otherwise indicated):

Cost of investments purchased	$10,503
Paydowns of investments	(2)
Amortization (accretion) of premiums (discounts) on investments	(1)
Total investments as of June 30, 2015	$10,500

The following table summarizes the composition of our portfolio at amortized cost and fair value as of June 30, 2015:

	Amortized Cost (1)	Percentage of Portfolio	Fair Value	Percentage of Portfolio
Senior Secured Loans - First Lien	$5,428	52%	$5,337	52%
Senior Secured Loans - Second Lien	5,072	48%	5,010	48%
Total	$10,500	100%	$10,347	100%

(1)	Amortized cost represents the original cost adjusted for the amortization of premiums and/or accretion of discounts, as applicable, on investments.

As of June 30, 2015, the investments in our portfolio were purchased at a weighted average price of 100.3% of par value, and the weighted average yields, based on the amortized cost and fair value of our portfolio as of June 30, 2015, were 9.06% and 9.06%, respectively.

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Results of Operations

We are a newly-formed entity that commenced its principal operations on April 24, 2015, commensurate with the raising $20 million through a sale of 2,000,000 shares of common stock. Prior to April 24, 2015 we solely incurred expenses associated with our organization. Since we commenced principal operations on April 24, 2015, we therefore have no prior periods with which to compare our operating results.

Investment Income

For the six months ended June 30, 2015, investment income totaled $37 of which was attributable to portfolio interest driven by deploying our capital and increasing our investment portfolio.

Operating Expenses

Total operating expenses were $197 for the six months ended June 30, 2015, and consisted of base management fees of $21, organizational expenses of $63, professional fees of $91, and other general and administrative fees of $22. The base management fee was driven by deploying our capital and building our investment portfolio. We did not incur any incentive fees for the quarter.

Organization expenses include expenses incurred in the initial formation of the Company. Professional fees include legal, audit, compliance valuation, technology and other professional fees incurred related to the management of the Company. Other general and administrative expenses include custody, printer fees, research, subscriptions and other costs.

Net Investment Income (Loss)

Our net investment loss totaled $160 (-$0.08 per share calculated using weighted average shares outstanding from commencement of operations on April 24, 2015 through June 30, 2015).

Net Unrealized Appreciation/Depreciation on Investments

Net change in unrealized depreciation on investments reflects the net change in the fair value of our investment portfolio. For the six months ended June 30, 2015, we had unrealized depreciation of $153 on our portfolio investments.

Changes in Net Assets from Operations

For the six months ended June 30, 2015, we recorded a net decrease in net assets resulting from operations of $313 (-$0.16 per share calculated using weighted average shares outstanding from commencement of operations on April 24, 2015 through June 30, 2015) .

Hedging

We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Such hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.

Financial Condition, Liquidity and Capital Resources

As of June 30, 2015, we had cash and cash equivalents of approximately $16,842, which consisted of capital raised in the private offering, On March 31, 2015, we accepted a subscription from GrayCo Alternative Partners II, LP for $25 million. Of the $25 million subscription, $20 million was received on April 24, 2015, $3.5 million was received on August 11, 2015 and the remaining $1.5 million will be provided upon liquidation of certain positions currently held by GrayCo Alternative Partners II, LP. On April 24, 2015, a total of 2,000,000 shares of common stock were issued in exchange for the $20 million contribution and on August 11, 2015, 350,000 shares of common stock were issued in exchange for the $3.5 million contribution. Prior to filing an election to be regulated as a BDC, we intend to raise additional capital through our private offering in order to acquire a portfolio of debt and equity investments consistent with our investment objective and the investment strategy set forth in this Registration Statement. We expect the private offering to continue after our BDC election is made. As we expand our operations, we intend to generate cash flows from fees, interest and dividends earned from our investments as well as principal repayments and proceeds from sales of our investments.

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Prior to investing in securities of portfolio companies, we will invest our cash in cash equivalents, U.S. government securities, repurchase agreements and high-quality debt instruments maturing in one year or less from the time of investment, consistent with our BDC election and our intent to be taxed as a RIC.

We may borrow funds to make investments, to the extent we determine that additional capital would allow us to take advantage of additional investment opportunities, if the market for debt financing presents attractively priced debt financing opportunities, or if our board of directors determines that leveraging our portfolio would be in our best interests. We are currently negotiating the terms of a $20.0 million revolving credit facility with JMP Securities LLC as lead arranger and placement agent, which we expect to be in place in the third quarter of 2015.

Critical Accounting Policies

Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America (GAAP), which requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, management has made estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. In preparing the financial statements, management has utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming its estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. As our expected operating plans occur we will describe additional critical accounting policies in the notes to our future financial statements in addition to those discussed below:

Revenue Recognition

Interest income, adjusted for amortization of premiums and accretion of discounts, is recorded on an accrual basis. Discounts or premiums are accreted or amortized, respectively, using the effective interest method as interest income. Dividend income, if any, is recognized on an accrual basis to the extent that we expect to collect such amount.

We may have loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity.

Realized gains or losses on investments are measured by the difference between the net proceeds from the disposition and the amortized cost basis of investment, without regard to unrealized gains or losses previously recognized. We report changes in fair value of investments that are measured at fair value as a component of the net change in unrealized appreciation (depreciation) on investments in the statements of operations.

Valuation of Portfolio Securities

We will determine the net asset value per share of our common stock quarterly. The net asset value per share will equal the value of our total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding. Our investments will be valued at the end of each fiscal quarter.

Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. Investments for which market quotations are readily available are valued at such market quotations, which are generally obtained from an independent pricing service or multiple broker-dealers or market makers. In order to assist our Board in determining the fair value of assets that are not publicly traded or whose market prices are not readily available, the Advisor will provide the Board with portfolio company valuations, which are based on relevant inputs, including but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by third party valuation services. The Board may retain an independent valuation provider to assist it by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the Advisor will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy.

Under current accounting guidance, fair value is defined as the price that we would receive upon selling an investment or pay to transfer a liability in an orderly transaction to a market participant in the principal or most advantageous market for the investment. Current accounting guidance emphasizes that valuation techniques maximize the use of observable market inputs and minimize the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability, including assumptions about risk. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from independent sources. Unobservable inputs are inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the investment as of the measurement date. The three levels are defined as follows:

●	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities at the measurement date.

●	Level 2 — Valuations based on inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable at the measurement date. This category includes quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in non-active markets including actionable bids from third parties for privately held assets or liabilities, and observable inputs other than quoted prices such as yield curves and forward currency rates that are entered directly into valuation models to determine the value of derivatives or other assets or liabilities.

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●	Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates, beta and EBITDA multiples. The information may also include pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investment portfolio may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Contractual Obligations

We have entered into an agreement with our Advisor to provide us with investment advisory services and with the Administrator to provide us with administrative services. Payments for investment advisory services under the Advisory Agreements and reimbursements to the Administrator under the Administration Agreement are described in “Item 1(c). Description of Business—General.”

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any risk management of commodity pricing or other hedging practices.

Recent Developments

As noted in "Item 5. Directors and Executive Officers," our former Chairman of the Board, Laurence O. Gray, resigned from our Board on May 28, 2015 as a result of an SEC order filed against Mr. Gray and Gray Financial Group, an entity controlled by Mr. Gray that manages GrayCo Alternative Partners II, LP, our sole unaffiliated stockholder. His resignation was not the result of any matter related to the Company's operations, policies and/or practices. Management of the Company does not believe Mr. Gray's resignation or the order will have a material effect on our liquidity, financial position or operations.

Subsequent to June 30, 2015, we purchased a $1,500 first lien senior secured term loan with Generation Brands, a home furnishings company. The loan matures on December 13, 2018 and has a stated interest rate of LIBOR plus 6.50%, with a LIBOR floor of 1.25%.

Quantitative and Qualitative Disclosures about Market Risk

We are subject to financial market risks, including changes in interest rates. As of June 30, 2015, all of our portfolio investments paid variable interest rates. In addition, in the future we may seek to borrow funds in order to make additional investments. Our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we would be subject to risks relating to changes in market interest rates. In periods of rising interest rates when we have debt outstanding, our cost of funds would increase, which could reduce our net investment income, especially to the extent we hold fixed rate investments. We expect that our long-term investments will be financed primarily with equity and long-term debt. If deemed prudent, we may use interest rate risk management techniques in an effort to minimize our exposure to interest rate fluctuations. These techniques may include various interest rate hedging activities to the extent permitted by the 1940 Act. Adverse developments resulting from changes in interest rates or hedging transactions could have a materially adverse effect on our business, financial condition and results of operations.

A rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments, especially to the extent that we hold variable rate investments. Currently all of our investments pay variable rates. Accordingly, an increase in interest rates would make it easier for us to meet or exceed our incentive fee return, as defined in our Advisory Agreement, and may result in a substantial increase in our net investment income, and also to the amount of incentive fees payable to our Advisor with respect to our increasing pre-incentive fee net investment income.

Item 3. Properties

We maintain our principal executive offices at Two Post Oak Center, 1980 Post Oak Boulevard, 15th Floor, Houston, Texas 77056. We do not own any real estate. We believe that our present facilities are adequate to meet our current needs. If new or additional space is required, we believe that adequate facilities are available at competitive prices in the same area.

Item 4. Security Ownership of Certain Beneficial Owners and Management

The following table sets out, as of August 11, 2015, certain ownership information with respect to our common stock for those persons who directly or indirectly own, control or hold with the power to vote five percent or more of our outstanding common stock, each of our directors and officers and all officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of our shares of common stock, if any, is based upon information obtained from such persons.

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Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of beneficial ownership is based on 2,350,010 shares of common stock outstanding as of August 11, 2015.

Name and Address	Number of Shares Owned	Percentage of class outstanding
5% Owners
GrayCo Alternative Partners II, LP (1)	2,350,000	99.9%

Interested Directors
Keith W. Smith (2)	10	*
Charles Jacobson	-	-
Independent Directors
David M. Abner	-	-
Odysseus M. Lanier	-	-
Stephan Parico	-	-
Executive Officers
Adrienne Yost Hart	-	-

All officers and directors as a group (6 persons)	2,350,010	100%

 *  Less than 1.0%

(1)	GrayCo Alternative Partners II, LP is a private fund managed by Gray & Company, a registered investment adviser founded by our former Chairman, Laurence O. Gray.

(2)	These shares are held by Parkview Advisors, LLC. Mr. Smith controls Parkview Advisors, LLC, and, as a result, may be deemed to be the beneficial owner of the shares held by Parkview Advisors, LLC.

Item 5. Directors and Executive Officers

Our Board will oversee our management. Our Board elects our officers, who will serve at the discretion of the Board. Pursuant to our Charter and our bylaws (the “Bylaws”), our Board currently consists of five directors, a majority of whom are not “interested persons” of the Company, of our Advisor or of any of their respective affiliates, as defined in the 1940 Act. The responsibilities of each director include, among other things, the oversight of our investment activity, the quarterly valuation of our assets, and oversight of our financing arrangements. The Board currently maintains an Audit Committee, but may establish additional committees in the future. Unless approved by our Board, we will not permit our executive officers or directors to serve as officers, directors or principals of entities that operate in the same or related line of business as we do, other than investment funds, if any, managed by our Advisor and its affiliates.

Board of Directors and Executive Officers

In connection with the appointment of our independent directors, we amended our Charter to divide our board of directors into three classes. At each annual meeting, directors will be elected for staggered terms of three years (other than the initial terms, which extend for a period of one year, two years or three years, respective to each class of director), with the term of office of only one of these three classes of directors expiring each year. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Any director may resign at any time and our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

On March 10, 2015, Laurence O. Gray was appointed as a director and named Chairman of our Board. On May 21, 2015, the SEC filed an Order Instituting Proceedings alleging violations of federal securities laws against Mr. Gray and Gray Financial Group, Inc. As a result of such order, Mr. Gray resigned from the Board and as Chairman of the Board on May 28, 2015.

Directors

The address for each director is c/o Parkview Capital Credit, Inc., Two Post Oak Center, 1980 Post Oak Boulevard, 15th Floor, Houston, Texas 77056. Information regarding the Board is as follows:

Name	Age	Position(s)	Expiration of Term
Independent Directors :
David M. Abner	46	Director	2016
Odysseus M. Lanier	59	Director	2017
Stephan Parico	60	Director	2018
Interested Directors :
Keith W. Smith	46	President and Chief Executive Officer; Chairman	2018
Charles Jacobson	44	Chief Financial Officer and Treasurer; Director Nominee	2017

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Executive Officers who are not Directors

Information regarding our executive officers who are not directors is as follows:

Name	Age	Position(s)
Adrienne Yost Hart	54	Chief Compliance Officer

Biographical Information

Independent Director Nominees

David M. Abner. Mr. Abner has served on our board of directors since August 2015. Mr. Abner has practiced law for over 20 years and has partnered with Fortune 500 and growing companies to help them manage the legal issues they encounter, by trying cases and managing risks associated with a variety of commercial and litigation matters. Most recently, Mr. Abner was Of Counsel at Manion, Gaynor & Manning, LLP from July 2012 to November 2014 where he managed complex litigation and toxic tort matters for a variety of commercial, industrial and agricultural clients and Professional Risk Management Counselor from June 2009 to June 2012 where he provided free legal advice and counseling to start-ups and small businesses with diverse legal needs. Mr. Abner also was in-house counsel for Ashland Inc. from January 2005 to March 2009, and worked with managers of Ashland’s Distribution, Performance Materials and Water Technologies businesses to assess, manage, and prevent a variety of risks that threatened the viability and/or profitability of products, services and customer relationships. Prior to Mr. Abner’s employment with Ashland Inc., he practiced at various law firms, including Thompson & Knight, LLP from October 2002 to December 2004, White, Sims & Wiggins from March 1998 to October 2002, Shafer, Ramsey & Mueller PC from January 1995 to March 1998 and the District Attorney’s office in Bexar County, Texas from November 1993 to January 1995. Mr. Abner received B.A. in Journalism from the University of South Carolina and a J.D. from the Dedman School of Law at Southern Methodist University.

We believe Mr. Abner’s extensive legal experience, including risk management for a large public company, will provide a valuable and important skillset to our Board.

Odysseus M. Lanier. Mr. Lanier has served on our board of directors since August 2015. Mr. Lanier is a founding partner of McConnell Jones Lanier & Murphy LLP (MJLM), a full service consultant and business advisory firm, and a consulting partner with McConnell & Jones Certified Public Accountants (M&J), a certified public accounting firm, since their formation in 1998.  With over 230 full-time employees firm-wide, MJLM/M&J is the third largest African American-owned accounting and consulting firm in the United States and the 21st largest public accounting firm in Houston, Texas, as reported by the Houston Business Journal’s 2014 Book of Lists, with satellite offices in Dallas, Texas, Huntsville, Alabama, and Washington, DC.  Mr. Lanier leads M&J’s Enterprise Risk Services Group, specializing in risk based internal audit co-sourcing and outsourcing, internal controls, Sarbanes-Oxley Section 404 compliance, and business process improvement for public companies, privately-held companies, and federal, state and local government agencies.  He also leads the MJLM Federal Services Group and specializes in working with federal government agencies such as the Department of Defense and Department of Labor, by providing strategic planning, financial and operations management, and logistics support services.

Mr. Lanier started his career as an accountant with Arthur Andersen & Co., serving as a supervising senior in both the Audit and Tax departments, from May 1977 to August 1979 and from March 1981 to November 1984, respectively.  He also worked as an internal auditor with the Atlantic Richfield Company and General Homes Consolidated Companies, from September 1979 to December 1979 and January 1980 to February 1981, respectively, before embarking on a career in entrepreneurship, forming a small CPA/consulting firm in 1984 and ultimately co-founding the consulting firm Empirical Management Services, Inc. in 1992, which merged with the CPA firm McConnell & Jones LLP in 1998 to form MJLM, where he has been a Partner since that time.  Mr. Lanier received a B.S. in Accounting from Alabama A&M University and became a CPA in the state of Texas in 1983. Mr. Lanier served on the Texas Southern University Board of Regents from 1989-1995, where he chaired the Finance Committee from 1989-1993; he recently served on the Alabama A&M University Board of Trustees from 2009-2014, where he served as chairman of the Business and Finance committee from 2009-2010 and chairman of the board from 2010-2014.

We believe Mr. Lanier’s 35+ years of CPA experience and involvement with audit services, Sarbanes-Oxley compliance and internal controls for public companies make Mr. Lanier an ideal candidate to serve as one of our independent directors.

Stephan Parico. Mr. Parico has served on our board of directors since August 2015. Mr. Parico is a Certified Public Accountant and has over 30 years of public and private accounting experience, serving public and privately owned companies. Most recently, Mr. Parico served as a Partner with McGladrey LLP from 2008 to 2015, where he worked with a wide range of industries, including business development companies, manufacturing, gaming and entertainment, video/DVD retail and rental, telecommunications resellers, real estate developers and home builders. Mr. Parico also specialized in emerging growth technology companies, private investment partnerships, E-commerce ventures and family owned businesses. Mr. Parico has experience with audit services for public companies, reporting issues of public companies, counsel of the management of private companies contemplating going public, initial public offerings and private placements. Prior to McGladrey, Mr. Parico was employed by BDO, LLP from 1991 to 2007, where he became a partner in 1999 and was the managing partner of the Philadelphia office audit practice from 2004 to 2006. Mr. Parico also served as chief financial officer for Transducer Systems, Inc., a publicly traded international manufacturing company, from 1981 to 1985 and as a member of the board of directors of Early Stage East, one of the largest geographic venture capital showcases, from 2000 to 2015. Mr. Parico received a B.S. in Accounting from the University of Delaware and is a member of the American Institute of Certified Public Accountants.

We believe Mr. Parico’s 30+ years of accounting and his involvement with public and private companies, specifically with business development companies, will provide an important and valuable viewpoint to our board of directors.

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Interested Directors

Keith W. Smith. Mr. Smith has served as our President and Chief Executive Officer and a member of our Board since our inception. He has served as our Chairman since June 2015. Prior to joining the Advisor, Mr. Smith was a Managing Director with Capital Point Partners from 2009 to 2015, where he invested and/or realized more than $150 million in direct lending 1st lien, 2nd lien and mezzanine investments as well as complimentary minority equity investments.  In addition, Mr. Smith served on the Investment Committee of Capital Point Partners.  Prior to Capital Point, Mr. Smith worked for Rabobank International (“RI”) from 2006 to 2009, where he was a Vice President and Portfolio Manager of more than $2 billion in direct lending and structured credit bank assets for one of the company’s special investment vehicles.  Mr. Smith played a key role in originating new client transactions as well as managing a book of existing bank clients. Prior to RI, Mr. Smith was an Associate Director in the Structured Finance Group of Standard & Poor’s from 2002 to 2006, where he analyzed and rated transactions across a broad spectrum of asset types.  In addition to his credit markets background, Mr. Smith also has over 6 years legal experience as an attorney in both the public and private sectors.  Mr. Smith received a B.A. in Economics from The University of Texas at Austin; a J.D. from Southern Methodist University; and an M.B.A. from The Olin School of Business at Washington University in St. Louis.

We believe Mr. Smith’s extensive credit and direct lending experience, especially in connection with originating and managing investments for funds, bring important and valuable skills to our Board.

Charles Jacobson. Mr. Jacobson has been our Chief Financial Officer and Treasurer since May 2015 and as a member of our board since August 2015. Mr. Jacobson serves as the Chief Executive Officer and Managing Director of Pine Hill Group, LLC (“Pine Hill”), a consulting firm which he co-founded in 2007. Pine Hill provides management level finance, accounting and transaction advisory services to middle market public and private companies. Since 2012, Mr. Jacobson has been serving as Chief Financial Officer of SWK Holdings, Inc., a publicly traded company providing specialty financing solutions to companies in the life science industry. From 2012 to 2013, Mr. Jacobson served as Chief Executive Officer and Chief Financial Officer of Pro Capital, LLC (“Pro Cap”), an investment management business specializing in investments of municipal tax liens. Mr. Jacobson also served on Pro Cap’s board of managers, from 2012 to 2014. From 2008 to 2011, Mr. Jacobson served as Chief Financial Officer of FS Investment Corporation, a business development company whose shares currently trade on the New York Stock Exchange, pursuant to an agreement between Pine Hill and FS Investment Corporation. From 2001 to 2007, Mr. Jacobson worked for ATX Communications, Inc. (“ATX”), becoming the organization’s senior vice president of finance where he was responsible for managing ATX’s finance organization. Prior to working for ATX, Mr. Jacobson held senior managerial audit positions with Ernst & Young LLP from 1999 to 2001 and with BDO Seidman, LLP from 1996 to 1999, where he was responsible for audit engagements of private, pre-IPO and publicly traded companies in a variety of different industries. Mr. Jacobson began his professional career in 1993 at a regional public accounting firm where he performed audits on governmental entities. Mr. Jacobson is a Certified Public Accountant and holds a B.S. in Accounting from Rutgers University.

We believe Mr. Jacobson’s finance and accounting experience, including serving as chief financial officer for a publicly-registered non-traded business development company, provides an important skillset to our Board.

Executive Officers who are not Directors

Adrienne Yost Hart. Ms. Hart has been our Chief Compliance Officer since May 2015. Ms. Hart has served as a Principal in Pine Street Financial Group, a consulting firm focused on providing compliance services to investment advisers and broker-dealers, since 2014. As the principal of Pine Street Financial Group, she works closely with clients in the securities industry who need assistance meeting their regulatory and risk management compliance requirements. From 2010 to 2014, Ms. Hart served as Senior Vice President – Legal and Compliance for Franklin Square Capital Partners, a sponsor of alternative investment products, including business development companies and closed-end investment companies. From 2001 to 2009, Ms. Hart served as Senior Vice President and Counsel to Sovereign Bank Capital Markets and Sovereign Bank Wealth Management as well as Managing Director, Chief Compliance Officer and General Counsel to Sovereign Securities Corporation, LLC. Prior to her time at Sovereign Bank, from 1998 to 2000, Ms. Hart served as First Vice President at the Philadelphia Stock Exchange. Ms. Hart is a seasoned financial services professional with extensive experience managing brokerage, trading and regulatory businesses. Her expertise extends across all aspects of a securities business to include legal, compliance, operations and marketing. She has worked with several start-up ventures creating and implementing processes to integrate compliance into business practices. Ms. Hart earned her B.A. from Sarah Lawrence College and her J.D. from Temple University School of Law.

Committees of the Board

Audit Committee

The audit committee operates pursuant to a charter approved by the Board. The Audit Committee Charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board in fulfilling its responsibilities for valuing our assets, overseeing and monitoring the quality and integrity of our financial statements, the adequacy of our system of internal controls, the review of the independence, qualifications and performance of, as well as communicate openly with, our registered public accounting firm and the performance of our internal audit function. The members of the audit committee are expected to be Messrs. Parico, Lanier and Abner. The Board intends to designate Mr. Parico as an “audit committee financial expert” pursuant to the provisions of Item 407(d)(5) of Regulation S-K. Each of the members of the audit committee meets the independence requirements of Rule 10A-3 of the 1934 Act and, in addition, is not an “interested person” of the Company or our Advisor as defined in Section 2(a)(19) of the 1940 Act.

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Portfolio Management

Our Advisor is responsible for the overall management of our activities and is responsible for making investment decisions with respect to our portfolio. Each investment opportunity requires the unanimous approval of our Advisor’s Investment Committee, which is currently comprised of Keith W. Smith, our President and Chief Executive Officer, and Gavin E. Stewart, a Director of our Advisor. The business experience of Mr. Smith may be found in “—Board of Directors and Executive Officers—Biographical Information.” The business experience of Mr. Stewart is below:

Gavin E. Stewart. Mr. Stewart has served as a Director of our Advisor and a member of its investment committee since June 2015. Among other things, his primary responsibilities include due diligence, portfolio management, and to a lesser extent, deal sourcing. Prior to joining Parkview, Mr. Stewart was Vice-President of Authentidate Holding Corp (“Authentidate”), a leading provider of telehealth solutions, from April, 2005 to March, 2015, where, during the course of his 10-year tenure with the company, he led their business development and marketing strategy. Prior to Authentidate, Mr. Stewart was Vice-President for CP Baker & Company LTD (“CP Baker”), a private equity firm, from February 2003 to February 2004. With CP Baker, Mr. Stewart led the due diligence effort for new investment opportunities including an equity investment in an entertainment business and the acquisition of a hair care products company. Prior to CP Baker, Mr. Stewart was Director of International Operations for a venture-backed enterprise spend-management company, eWork. Mr. Stewart led the company’s European expansion efforts in Scandanavia and the United Kingdom, where he negotiated and managed all investment activities with the lead European investor, Telia AB. Prior to this, Mr. Stewart worked with Dean Witter and Hewlett-Packard as a software engineer. Mr. Stewart received a B.S. in Electrical Engineering from SUNY at Stony Brook. Mr. Stewart also has a Masters of Science and Engineering from the University of Pennsylvania and an M.B.A. from The Wharton School at the University of Pennsylvania.

Code of Ethics

A code of ethics relates to written standards that are reasonably designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the SEC and in other public communications made by us;
●	compliance with applicable governmental laws, rules and regulations;
●	the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and
●	accountability for adherence to the code.

Our Board has adopted a corporate code of ethics that applies to our executive officers. See “Item I(c). Description of Business—Regulation as a Business Development Company—Code of Ethics.”

Item 6. Executive Compensation

(a) Compensation of Executive Officers

We do not currently have any employees and do not expect to have any employees. Services necessary for our business will be provided by individuals who are employees of Parkview Advisors, LLC or Parkview Administrator, LLC, pursuant to the terms of our Advisory and Administration Agreements, respectively. Except for Mr. Jacobson, our Chief Financial Officer and Treasurer, and Ms. Hart, our Chief Compliance Officer, both of whom have been contracted by our Advisor to provide services on our behalf, each of our executive officers is an employee of our Advisor or its affiliates. Our day-to-day investment operations will be managed by our Advisor. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by our Advisor or its affiliates.

None of our executive officers will receive direct compensation from us. We will reimburse the Administrator the allocable portion of the compensation paid to our Chief Compliance Officer and Chief Financial Officer (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). Certain of our executive officers and other investment professionals of our Advisor, through their ownership interest in or management positions with our Advisor, may be entitled to a portion of any profits earned by our Advisor, which includes any fees payable to our Advisor under the terms of the Advisory Agreement, less expenses incurred by our Advisor in performing its services under the Advisory Agreement. Our Advisor may pay additional salaries, bonuses, and individual performance awards and/or individual performance bonuses to our executive officers in addition to their ownership interest.

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(b) Compensation of Independent Directors

We will pay no compensation to directors who are “interested persons” (as defined in the 1940 Act) of our Advisor or to directors other than the Independent Directors. We are authorized to pay each Independent Director the following amounts for serving as a director:

(gross assets under management)	Annual Cash Retainer Fee	Board/ Committee Meeting Fee	Annual Chairperson Fee
$0 to $75 million	$35,000	$1,000	$2,500
$75 million to $150 million	$60,000	$1,500	$3,500
$150 million to $250 million	$80,000	$2,000	$4,500
>$250 million	$95,000	$2,500	$5,000

We will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.

Item 7. Certain Relationships and Related Transactions, and Director Independence

(a) Transactions with Related Persons; Review Approval or Ratification of Transaction with Related Persons

Fees

In the course of our investing activities, we will pay Management Fees and Incentive Fees to our Advisor, incur direct expenses and will reimburse our Advisor and the Administrator for certain expenses they incur. See “Item 1(c). Description of Business—General.”

Certain Business Relationships

Mr. Smith is an officer of our Advisor and our Administrator. See Item 7(b) below for a description of the Advisory Agreement and the Administration Agreement.

Our Advisor

Our Advisor is owned by SKW Financial, LLC, an entity controlled by Mr. Smith. As a result, Mr. Smith is the indirect owner of our Advisor and controls its operations.

Relationship with GrayCo Alternative Partners II, LP

On March 31, GrayCo Alternative Partners II, LP, a private fund managed by Gray & Company, a registered investment adviser founded by Laurence O. Gray, our former Chairman, subscribed for 2,500,000 shares of our common stock in exchange for $25 million in cash. Of the $25 million subscription, $20 million was received on April 24, 2015, $3.5 million was received on August 11, 2015 and the remaining $1.5 million will be provided upon liquidation of certain positions currently held by GrayCo Alternative Partners II, LP. On April 24, 2015, a total of 2,000,000 shares of common stock were issued in exchange for the $20 million contribution and on August 11, 2015, 350,000 shares of common stock were issued in exchange for the $3.5 million contribution. The shares were sold privately in a transaction exempt from registration pursuant to Rule 506 under Regulation D of the Securities Act of 1933. On May 28, 2015, Laurence O. Gray resigned from the Company’s board of directors effective as of such date. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Director Independence

See “Item 1(c). Description of Business—General—The Board of Directors” “Item 5. Directors and Executive Officers—Board of Directors and Executive Officers” and “Item 5. Directors and Executive Officers—Committees of the Board.”

Indebtedness of Management

None.

(b) Promoters and Certain Control Persons

Advisory Agreement

Our Advisor may be deemed a promoter of the Company. We have entered into the Advisory Agreement with our Advisor under which our Advisor will:

●	determine the composition of our portfolio, the nature and timing of the changes to our portfolio and the manner of implementing such changes;
●	identify, evaluate and negotiate the structure of the investments we make (including performing due diligence on our prospective portfolio companies);

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●	determine the assets we will originate, purchase, retain or sell;
●	close, monitor and administer the investments we make, including the exercise of any rights in our capacity as a lender; and
●	provide us such other investment advice, research and related services as we may, from time to time, require.

Our Advisor’s services under the Advisory Agreement are not exclusive, and it is free to furnish similar or other services to others so long as its services to us are not impaired.

Under the terms of the Advisory Agreement, we will pay our Advisor a base management fee (the “Management Fee”) and may also pay to it incentive fees (each, an “Incentive Fee”).

The base management fee is calculated at an annual rate of 2.00% of our end-of-period gross assets payable monthly in arrears. For purposes of calculating the base management fee, the term “gross assets” includes any assets acquired with the proceeds of leverage. As a result, our Advisor will benefit when we incur debt or use leverage. For services rendered under the Advisory Agreement, the base management fee will be payable monthly in arrears. For each of the first two months of our operations, the base management fee will be calculated based on the value of our gross assets at the end of such month, and appropriately adjusted for any share issuances during such month. Subsequently, the base management fee will be calculated based on the average value of our gross assets at the end of the two most recently completed months, and appropriately adjusted for any share issuances during the current month. Base management fees for any partial month will be appropriately prorated.

The incentive fee is divided into two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

The first part, which we refer to as the incentive fee on income, is calculated and payable quarterly in arrears based upon our “pre-incentive fee net investment income” for the immediately preceding quarter. The incentive fee on income will be subject to a hurdle rate, measured quarterly and expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses for the quarter (including the base management fee, expenses reimbursed to our Administrator under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital will mean cumulative gross proceeds generated from issuances of our common stock (including our distribution reinvestment plan) reduced for distributions to investors that represent a return of capital. The calculation of the incentive fee on income for each quarter is as follows:

●	No incentive fee on income will be payable to our Advisor in any calendar quarter in which our pre-incentive fee net investment income does not exceed the hurdle rate of 1.75% (7.0% annualized) (the “hurdle rate”).
●	100% of our pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) will be payable to our Advisor. We refer to this portion of our pre-incentive fee net investment income as the “catch-up.” The “catch-up” provision is intended to provide our Advisor with an incentive fee of 20.0% on all of our pre-incentive fee net investment income when our pre-incentive fee net investment income reaches 2.1875% in any calendar quarter.
●	20.0% of the amount of our pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) will be payable to our Advisor once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter is allocated to our Advisor).

The second part of the incentive fee, which we refer to as the incentive fee on capital gains, is an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 20% of our realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

Administration Agreement

We have also entered into the Administration Agreement with the Administrator, under which the Administrator will provide administrative services to us. These services will include providing office space to us, providing us with equipment and office services, maintaining our financial records, preparing reports to our stockholders and reports filed with the SEC and managing the payment of our expenses and the performance of administrative and professional services rendered to us by others. We will reimburse the Administrator for all reasonable costs and expenses incurred by the Administrator in providing these services, facilities and personnel, as provided by the Administration Agreement. We will also reimburse the Administrator for the allocable portion of the compensation paid by the Administrator (or its affiliates) to our chief compliance officer and chief financial officer (based on the percentage of time such individuals devote, on an estimated basis, to the business and affairs of the Company). See “Item 1(c). Description of Business—Fees and Expenses.” In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties, and we will reimburse the expenses of these parties incurred and paid by the Administrator on our behalf.

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License Agreement

We have also entered into a license agreement (the “License Agreement”) with our Advisor, pursuant to which we have been granted a non-exclusive license to use the name “Parkview.” Under the License Agreement, we have a right to use the “Parkview” name and logo, for so long as our Advisor or one of its affiliates remains our investment adviser. Other than with respect to this limited license, we will have no legal right to the “Parkview” name or logo.

Item 8. Legal Proceedings

We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us. From time to time, we may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under loans to or other contracts with our portfolio companies. While the outcome of these legal proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

There is currently no public market for our common stock, nor can we give any assurance that one will develop. As of the date hereof, none of our shares of common stock are subject to outstanding options or warrants, nor do we have any outstanding equity that is convertible into shares of our common stock. In addition, as of the date hereof, none of our shares of common stock are eligible to be sold pursuant to Rule 144 of the Securities Act, and we have not granted any registration rights to any of our stockholders. No stock has been authorized for issuance under any equity compensation plans.

Holders

Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of the Company’s common stock.

Valuation of Portfolio Securities

We will determine the net asset value per share of our common stock quarterly. The net asset value per share is equal to the value of our total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding. At present, we do not have any preferred stock outstanding.

Investments are valued at the end of each fiscal quarter. Our investments will be valued at the end of each fiscal quarter. Substantially all of our investments are expected to be in loans that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith by our Advisor and reviewed by the audit committee of our Board. The Board may retain an independent valuation provider to assist it by performing certain limited third-party valuation services. In connection with that determination, investment professionals from our Advisor will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on our assets and the type of asset being valued, all in accordance with our valuation policy. The participation of our Advisor in our valuation process could result in a conflict of interest, since the Management Fee is based in part on our gross assets.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, our determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately our portfolio investments and could lead to undervaluation or overvaluation of our common shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

Dividends

We generally intend to distribute, out of assets legally available for distribution, substantially all of our available earnings, on a quarterly basis, as determined by our Board in its discretion.

We will reinvest dividends on behalf of those investors that do not elect to receive their dividends in cash. An investor may elect to receive its entire dividend in cash by notifying our Advisor in writing no later than 10 days prior to the record date for dividends to investors.

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Item 10. Recent Sales of Unregistered Securities

On December 29, 2014, we issued and sold 10 shares of our common stock at an aggregate purchase price of $100 to Parkview Advisors, LLC. These shares were issued and sold in reliance upon the available exemption from registration found in Section 4(2) of the Securities Act.

On March 31, 2015, the Company accepted a subscription agreement from GrayCo Alternative Partners II, LP for a capital contribution of $25 million. Of the $25 million subscription, $20 million was received on April 24, 2015, $3.5 million was received on August 11, 2015, and the remaining $1.5 million will be provided upon liquidation of certain positions currently held by GrayCo Alternative Partners II, LP. On April 24, 2015, a total of 2,000,000 shares of common stock were issued in exchange for the $20 million contribution, and an additional 350,000 shares of common stock were issued on August 11, 2015 in exchange for the $3.5 million contribution. The sales of shares were exempt from registration pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended. Such sales did not involve any public offering, were made without general solicitation or advertising and the purchaser was provided access to all relevant information necessary to evaluate the investment and represented to us that the shares were being acquired for investment purposes.

Item 11. Description of Registrant’s Securities to be Registered

Description of our Shares

The following description summarizes material provisions of the Maryland General Corporation Law and our Charter and Bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our Charter and Bylaws for a more detailed description of the provisions summarized below.

Stock

Our authorized stock consists of 60,000,000 shares of stock, par value $0.01 per share, 50,000,000 of which are initially designated as common stock and 10,000,000 of which are initially designated as preferred stock. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of August 11, 2015:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common Stock	50,000,000	—	2,350,010

Under our Charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our Charter provides that the Board, without any action by our stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

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Preferred Stock

Our Charter authorizes our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. The cost of any such reclassification would be borne by our existing common stockholders. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our Charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our gross assets after deducting the amount of such distribution or purchase price, as the case may be, and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions. However, we do not currently have any plans to issue preferred stock.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

In connection with the appointment of our independent directors, we amended the Charter to divide the Board into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify and each year one class of directors will be elected by the stockholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our Charter and Bylaws provide that the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Pursuant to our Charter our Board may amend the Bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our Charter provides that the number of directors will be set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than one or more than nine. Our Charter provides that, at such time as we have at least three independent directors and our common stock is registered under the 1934 Act, we elect to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our Charter provides that a director may be removed only for cause, as defined in our Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

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Action by Stockholders

Under the Maryland General Corporation Law, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our Charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by the Board or (c) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) pursuant to our notice of the meeting, (2) by the Board or (3) provided that the Board has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws. The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our Bylaws provide that special meetings of stockholders may be called by the chairman of our Board, our Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of Charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain Charter amendments, any proposal for our conversion, whether by Charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 75% of the votes entitled to be cast on such matter. However, if such Charter amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such Charter amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. In either event, in accordance with the requirements of the 1940 Act, any such amendment or proposal that would have the effect of changing the nature of our business so as to cause us to cease to be, or to withdraw our election as, a BDC would be required to be approved by a majority of our outstanding voting securities, as defined under the 1940 Act. The “continuing directors” are defined in our Charter as (a) our current directors, (b) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (c) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

44

Our Charter and Bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the Maryland General Corporation Law, our Charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, or the Control Share Act. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our Bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act.

45

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder, or the Business Combination Act. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the corporation had 100 or more beneficial owners of its stock; or
●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of then outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and
●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not interested persons as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our Bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

46

Item 12. Indemnification of Directors and Officers

Reference is made to Section 2-418 of the Maryland General Corporation Law, Article VII of the Company’s Charter and Article XI of the Company’s Bylaws.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty or bad faith established by a final judgment as being material to the cause of action. The Company’s Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

The Company’s Charter authorizes the Company, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as the Company’s director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company’s Bylaws obligate the Company, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to any present or former director or officer or any individual who, while serving as the Company’s director or officer and at the Company’s request, serves or has served another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, member, manager or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity. The Charter and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any of the Company’s employees or agents or any employees or agents of the Company’s predecessor. In accordance with the 1940 Act, the Company will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Advisor

The Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, Parkview Advisors, LLC, our Advisor, and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Company for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amount reasonably paid in settlement) arising from the rendering of the Advisor’s services under the Advisory Agreement or otherwise as an investment adviser of the Company.

The law also provides for comparable indemnification for corporate officers and agents. Insofar as indemnification for liability arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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The Company intends to enter into indemnification agreements with its directors. The indemnification agreements are intended to provide the Company’s directors the maximum indemnification permitted under Maryland law and the 1940 Act. Each indemnification agreement will provide that the Company shall indemnify the director who is a party to the agreement, or an Indemnitee, including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be, made a party to or a witness in any threatened, pending, or completed proceeding, other than a proceeding by or in the right of the Company.

Item 13. Financial Statements and Supplementary Data

Set forth below are the audited financial statements included in this Registration Statement.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There are not and have not been any disagreements between the Company and its accountant on any matter of accounting principles, practices, or financial statement disclosure.

Item 15. Financial Statements and Exhibits

(a) List separately all financial statements filed

The financial statements included in this Registration Statement are listed in Item 13 and commence on page F-3.

(b) Exhibits

Exhibit Index

3.1	Form of Second Amended and Restated Articles of Incorporation

3.2	Bylaws (1)

4.1	Form of Subscription Agreement

10.1	Investment Advisory Agreement (1)

10.2	Administration Agreement (1)

10.3	License Agreement (1)

(1) Previously filed as an exhibit to the Registration Statement on Form 10 (File. No. 0-55411) filed with the SEC on March 31, 2015.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Parkview Capital Credit, Inc.

By:	/s/ Keith W. Smith
Name: Keith W. Smith
Title: President and Chief Executive Officer

Date: August 11, 2015

49

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of

Parkview Capital Credit, Inc

We have audited the accompanying statement of financial condition of Parkview Capital Credit, Inc. (the “Company”) as of December 31, 2014, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the period from November 25, 2014 (date of inception) to December 31, 2014. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Parkview Capital Credit, Inc. as of December 31, 2014, and the results of its operations and its cash flows for the period from November 25, 2014 (date of inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ EisnerAmper LLP

New York, New York

March 31, 2015

F-2

PARKVIEW CAPITAL CREDIT, INC.

STATEMENT OF FINANCIAL CONDITION

December 31, 2014
ASSETS
Cash	$100

TOTAL ASSETS	$100

LIABILITIES & STOCKHOLDER'S EQUITY (DEFICIT)
LIABILITIES
Accrued expenses	$67,044
TOTAL LIABILITIES	67,044

STOCKHOLDER'S EQUITY (DEFICIT)
Common stock, par value $0.01 per share; 100,000 shares authorized; 10 shares issued and outstanding	-
Additional paid-in capital	100
Accumulated deficit	(67,044)
TOTAL STOCKHOLDER'S EQUITY (DEFICIT)	(66,944)

TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT)	$100

The accompanying notes are an integral part of these financial statements.

F-3

PARKVIEW CAPITAL CREDIT, INC.

STATEMENT OF OPERATIONS

For the period from November 25, 2014 (date of inception) to December 31, 2014
EXPENSES
Organizational expenses	$67,044
TOTAL EXPENSES	67,044

NET LOSS	$(67,044)

The accompanying notes are an integral part of these financial statements.

F-4

PARKVIEW CAPITAL CREDIT, INC.

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE PERIOD FROM NOVEMBER 25, 2014 (INCEPTION)

TO DECEMBER 31, 2014

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance at November 25, 2014	-	$-	$-	$-	$-

Issuance of common stock on December 29, 2014	10	-	100	-	100

Net loss	-	-	-	(67,044)	(67,044)

Balance at December 31, 2014	10	$-	$100	$(67,044)	$(66,944)

The accompanying notes are an integral part of these financial statements.

F-5

PARKVIEW CAPITAL CREDIT, INC.

STATEMENT OF CASH FLOWS

For the period from November 25, 2014 (date of inception) to December 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(67,044)
Changes in operating assets and liabilities:
Accrued expenses	67,044
NET CASH RESULTING FROM OPERATING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of Common Stock	100
NET CASH PROVIDED BY FINANCING ACTIVITIES	100

NET INCREASE IN CASH AND CASH EQUIVALENTS	100

CASH AND CASH EQUIVALENTS, November 25, 2014	-

CASH AND CASH EQUIVALENTS, December 31, 2014	$100

The accompanying notes are an integral part of these financial statements.

F-6

PARKVIEW CAPITAL CREDIT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Parkview Capital Credit, Inc. (the “Company”), was legally formed on November 25, 2014 (“Inception”) as a Maryland corporation.  The Company is an externally managed, non-diversified, closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and intends to elect to be treated for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

 The Company intends to provide customized debt and equity financing solutions to lower middle-market companies, which it defines as companies having annual earnings, before interest, taxes, depreciation and amortization, or EBITDA, of less than $25 million, and/or annual revenues of between $20 million and $200 million, although it may opportunistically make investments in larger or smaller companies. The Company expects that its investments will typically range in size from $3 million to $10 million, although investment amounts may be smaller or larger than this range. In particular, it may make smaller investments in broadly syndicated loans in the early stages of its development as it raise capital.

The Company’s investment objective is to generate both current income and capital appreciation primarily by making direct investments in lower middle-market companies in the form of subordinated debt and, to a lesser extent, senior debt and minority equity investments. The companies in which it invests are typically highly leveraged, and, in most cases, its investments in such companies will not be rated by any rating agency. If such investments were rated, the Company believes that they would likely receive a below-investment grade rating, which is often referred to as “high-yield” or “junk.” While the primary investment focus is to make loans to, and selected equity investments in, privately-held lower-middle-market companies, the Company may also make opportunistic investments in larger or smaller companies.

The Company will seek to maximize the total return to its stockholders by:

●	accessing the extensive origination channels that have been developed and established by the investment professionals of its Advisor, which includes long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;
●	investing in what it believes to be companies with strong business fundamentals, generally within its core middle-market company focus;
●	focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;
●	directly originating loans to portfolio companies and participating in broadly syndicated financings;
●	applying a disciplined investment process and underwriting standards that its Advisor’s investment professionals have developed over their extensive investing careers; and
●	capitalizing upon the experience and resources of its Advisor’s investment professionals to monitor investments.

Because the Company intends to be regulated as a BDC and intends to qualify as a RIC under the Code, the Company’s portfolio will be subject to diversification and other requirements.

The Company may borrow money from time to time within the levels permitted by the 1940 Act (which generally allows leverage for up to one-half of its assets). In determining whether to borrow money, the Company will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to the investment outlook. The use of borrowed funds or the proceeds of preferred stock offerings to make investments would have its own specific set of benefits and risks, and all of the costs of borrowing funds or issuing preferred stock would be borne by holders of our common stock.

Prior to filing an election to be regulated as a BDC, the Company intends to conduct one or more private offerings of its shares of common stock in order to acquire a portfolio of debt and equity investments consistent with its investment objective and investment strategy.

The Company will enter into an Investment Advisory Agreement with Parkview Advisors, LLC (the “Advisor”) for management services.  The Advisor intends to register as an investment adviser (“RIA”) with the U.S. Securities and Exchange Commission (“SEC”). Pursuant to the Investment Advisory Agreement, the Advisor will provide significant credit analysis, structuring capability and transactional experience.

F-7

PARKVIEW CAPITAL CREDIT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Other than the issuance of 10 shares of common stock discussed in Note C and certain organizational costs, the Company has not commenced operations.

Basis of Presentation:  The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates:  The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Cash Equivalents:  The Company considers all highly liquid financial instruments with a maturity of three months or less at the date of purchase to be cash equivalents.

Organizational Expenses:  Fees associated with the organization of the Company have been expensed as incurred.  These fees consist primarily of legal fees.

Income Taxes:  The Company intends to elect to be regulated as a BDC under the 1940 Act.  No tax expense has been recorded due to losses incurred to date and there is no evidence to record a deferred tax asset on a more likely than not basis that future levels of taxable income would be sufficient to utilize such asset.

As a BDC, the Company also intends to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, the Company generally will not be required to pay corporate-level federal income taxes on any ordinary income or capital gains that it distributes to its stockholders as dividends. To continue to qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, to qualify for RIC tax treatment, the Company must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses.

The Company follows guidance issued by the Financial Accounting Standards Board (“FASB”) regarding accounting for uncertainty in income taxes.  This guidance clarifies the accounting for income taxes by prescribing the minimum recognition threshold an income tax position is required to meet before being recognized in the financial statements and applies to all income tax positions.  Each income tax position is assessed using a two step process.  A determination is first made as to whether it is more likely than not that the income tax position will be sustained, based upon technical merits, upon examination by the taxing authorities.  If the income tax position is expected to meet the more likely than not criteria, the benefit recorded in the consolidated financial statements equals the largest amount that is greater than 50% likely to be realized upon its ultimate settlement.

The Company has elected to record income tax related interest and penalties, if any, as a component in the provision for income tax expense.

The Company believes that there are no tax positions taken or expected to be taken that would significantly increase or decrease unrecognized tax benefits within 12 months of the reporting date.

The Company identified its major tax jurisdictions as U.S. federal and state jurisdictions.  The Company is not aware of any tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will change materially in the next twelve months.  During the period from Inception to December 31, 2014 there were no tax expenses and no interest and penalties were incurred. None of the Company’s federal or state income tax returns are currently under examination by the Internal Revenue Service (“IRS”) or state authorities. However, the period from Inception to December 31, 2014, remains subject to examination by the IRS and certain state tax authorities.

F-8

PARKVIEW CAPITAL CREDIT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Valuation of Portfolio Securities: The Company will determine the net asset value per share of its common stock quarterly. The net asset value per share will equal the value of the Company’s total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding.

The Company’s investments will be valued at the end of each fiscal quarter. Substantially all of the Company’s investments are expected to be in loans that do not have readily ascertainable market prices. The fair value of assets that are not publicly traded or whose market prices are not readily available will be determined in good faith by the Advisor and reviewed by the audit committee of the Company’s board of directors (the “Board”). The Board may retain an independent valuation provider to assist it by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the Advisor will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on the Company’s assets and the type of asset being valued, all in accordance with the Company’s valuation policy.

Because fair valuations, and particularly fair valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and are often based to a large extent on estimates, comparisons and qualitative evaluations of private information, the Company’s determinations of fair value may differ materially from the values that would have been determined if a ready market for these securities existed. This could make it more difficult for investors to value accurately the Company’s portfolio investments and could lead to undervaluation or overvaluation of the Company’s common shares. In addition, the valuation of these types of securities may result in substantial write-downs and earnings volatility.

NOTE B – INDEMNIFICATION

In the normal course of business, the Company may enter into certain contracts that provide a variety of indemnities.  The Company’s maximum exposure under these indemnities is unknown.  The Company does not consider it necessary to record a liability in this regard.

NOTE C – RELATED PARTY TRANSACTIONS

The Company will enter into an Investment Advisory Agreement with the Advisor for management services.  The fees associated with this agreement will consist of a base management fee and incentive fees.  For the period from Inception to December 31, 2014, no management or incentive fees were accrued or paid, as the Company had not yet commenced operations.

The base management fee will be calculated at an annual rate of 2.00% of the Company’s end-of-period gross assets payable monthly in arrears. For purposes of calculating the base management fee, the term “gross assets” includes any assets acquired with the proceeds of leverage. For services rendered under the Advisory Agreement, the base management fee will be payable monthly in arrears. For each of the first two months of the Company’s operations, the base management fee will be calculated based on the value of the Company’s gross assets at the end of such month, and appropriately adjusted for any share issuances or repurchases during such month. Subsequently, the base management fee will be calculated based on the average value of the Company’s gross assets at the end of the two most recently completed months, and appropriately adjusted for any share issuances or repurchases during the current month. Base management fees for any partial month will be appropriately prorated.

The incentive fee will be divided into two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains. Each part of the incentive fee is outlined below.

F-9

PARKVIEW CAPITAL CREDIT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE C – RELATED PARTY TRANSACTIONS (continued)

The first part, or the incentive fee on income, will be calculated and payable quarterly in arrears based upon the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter. The incentive fee on income will be subject to a hurdle rate, measured quarterly and expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income and any other income (including any other fees, other than fees for providing managerial assistance, such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during the calendar quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses reimbursed to our Administrator under the administration agreement and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee). Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. For purposes of this fee, adjusted capital will mean cumulative gross proceeds generated from issuances of the Company’s common stock (including its distribution reinvestment plan) reduced for distributions to investors that represent a return of capital. The calculation of the incentive fee on income for each quarter is as follows:

●	No incentive fee on income will be payable to our Advisor in any calendar quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate of 1.75% (the “hurdle rate”).
●	100% of the Company’s pre-incentive fee net investment income, if any, that exceeds the hurdle rate, but is less than or equal to 2.1875% in any calendar quarter (8.75% annualized) will be payable to the Advisor. This portion of pre-incentive fee net investment income is referred to as the “catch-up.” The “catch-up” provision is intended to provide the Advisor with an incentive fee of 20.0% on all of the Company’s pre-incentive fee net investment income when pre-incentive fee net investment income reaches 2.1875% in any calendar quarter.
●	20.0% of the amount of the Company’s pre-incentive fee net investment income, if any, that exceeds 2.1875% in any calendar quarter (8.75% annualized) will be payable to the Advisor once the hurdle rate is reached and the catch-up is achieved (20.0% of all pre-incentive fee net investment income thereafter is allocated to the Advisor).

The second part of the incentive fee, or the incentive fee on capital gains, will be an incentive fee on capital gains and will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 20% of the Company’s realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees.

The Company will enter into an Administration Agreement with Parkview Administrator, LLC (the “Administrator”), under which the Administrator will provide administrative services to the Company. These services will include providing office space, providing equipment and office services, maintaining financial records, preparing reports to the Company’s stockholders and reports filed with the SEC and managing the payment of the Company’s expenses and the performance of administrative and professional services rendered by others. The Company will reimburse the Administrator for all reasonable costs and expenses incurred by the Administrator in providing these services, facilities and personnel, as provided by the Administration Agreement.

On December 29, 2014, the Company’s President and Chief Executive Officer, Keith W. Smith, an affiliate of the Advisor, made an initial capital contribution of $100 in consideration for 10 shares of common stock.

NOTE D – SUBSEQUENT EVENTS

Management performed an evaluation of the Company’s activity through the date the financial statements were issued and has determined that there have been no events that have occurred that would require adjustments to the Company’s disclosures in the financial statements, except for the following:

On March 11, 2015, the Company entered into the Investment Advisory Agreement with the Advisor, pursuant to which the Advisor will provide significant credit analysis, structuring capability and transactional experience to the Company in exchange for base management fees and incentive fees.

F-10

PARKVIEW CAPITAL CREDIT, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

NOTE D – SUBSEQUENT EVENTS (continued)

On March 11, 2015, the Company entered into the Administration Agreement with the Administrator under which the Administrator will provide administrative services to the Company.

On March 11, 2015, the Company entered into a license agreement (the “License Agreement”) with the Advisor, pursuant to which the Company has been granted a non-exclusive license to use the name “Parkview.” Under the License Agreement, the Company has a right to use the “Parkview” name and logo, for so long as the Advisor or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Parkview” name or logo.

On March 11, 2015, the Company filed Amended and Restated Articles of Incorporation with the State Department of Assessments and Taxation for the State of Maryland (the “Amended Charter”). The Amended Charter, among other things, increased the number of authorized shares of the Company’s common stock from 100,000 to 50,000,000.

On March 31, 2015, the Company accepted a subscription agreement from GrayCo Alternative Partners II, LP for a capital contribution of $25 million.

F-11

PARKVIEW CAPITAL CREDIT, INC.

CONDENSED STATEMENTS OF FINANCIAL CONDITION

(in thousands, except share and per share amounts)

	June 30,	December 31,
	2015	2014
	(Unaudited)
Assets
Investments at fair value (amortized cost $10,500 and $0, respectively)	$10,347	$-
Cash	16,842	-
Interest receivable	20	-
Receivable for investments repaid	2
Prepaid expenses and other assets	82	-
Total assets	$27,293	$-

Liabilities and shareholders' equity
Liabilities
Payable for investments purchased	$7,488	$-
Accrued expenses	164	67
Management fees payable	21	-
Total liabilities	7,673	67

Shareholders' equity
Preferred stock, par value of $0.01 per share, 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2015; no shares authorized, issued and outstanding at December 31, 2014	-	-
Common stock, par value of $0.01 per share, 50,000,000 shares authorized, 2,000,010 shares issued and outstanding at June 30, 2015; 100,000 shares authorized, 10 shares issued and outstanding at December 31, 2014	20	-
Capital in excess of par value	19,980	-
Accumulated net investment loss	(227)	(67)
Net unrealized appreciation (depreciation) on investments	(153)	-
Total shareholders' equity	19,620	(67)
Total liabilities and shareholders' equity	$27,293	$-

Net asset value per share	$9.81	$ (a )

(a)	Net asset value per share was not calculated as of December 31, 2014 as Parkview Capital Credit, Inc. had not yet commenced principal operations.

See Notes to Unaudited Condensed Financial Statements

F-12

PARKVIEW CAPITAL CREDIT, INC.

CONDENSED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

Six Months Ended
June 30, 2015

Investment income
Net interest income	$37
Total investment income	37

Operating expenses
Organizational expenses	63
Management fees	21
Professional fees	91
General and administrative expenses	22
Total operating expenses	197
Net investment loss	(160)

Unrealized loss
Net change in unrealized (depreciation) on investments	(153)
Net decrease in net assets resulting from operations	$(313)

Per share information - basic and diluted (a)
Net decrease in net assets resulting from operations	$(0.16)
Weighted average shares outstanding	2,000,010

Parkview Capital Credit, Inc. commenced principal operations on April 24, 2015. As such, there is no activity in the comparable period for the six months ended June 30, 2014.

(a)	Per share information calculated using weighted average shares outstanding from commencement of operations on April 24, 2015 through June 30, 2015.

See Notes to Unaudited Condensed Financial Statements

F-13

PARKVIEW CAPITAL CREDIT, INC.

CONDENSED STATEMENT OF CHANGES IN NET ASSETS

(Unaudited)

(in thousands, except share and per share amounts)

Six Months Ended
June 30, 2015

Decrease in net assets resulting from operations
Net investment loss	$(160)
Net change in unrealized appreciation (depreciation) on investments	(153)
Net decrease in net assets resulting from operations	(313)

Capital share transactions
Issuance of common stock	20,000
Net increase in net assets resulting from capital share transactions	20,000

Total increase in net assets	19,687
Net assets at beginning of period	(67)
Net assets at end of period	$19,620

Parkview Capital Credit, Inc. commenced principal operations on April 24, 2015. As such, there is no activity in the comparable period for the six months ended June 30, 2014.

See Notes to Unaudited Condensed Financial Statements

F-14

PARKVIEW CAPITAL CREDIT, INC.

CONDENSED STATEMENT OF CASH FLOWS

(Unaudited)

(in thousands, except share and per share amounts)

Six Months Ended
June 30, 2015

Cash flows from operating activities
Net decrease in net assets resulting from operations	$(313)
Adjustment to reconcile net decrease in net assets from operations to net cash used in operating activities
Cost of investments purchased	(10,503)
Paydowns of investments	2
Net unrealized (appreciation) depreciation on investments	153
Amortization (accretion) of premiums (discounts) on investments	1
Increase in operating assets:
Interest receivable	(20)
Receivable for investments repaid	(2)
Prepaid expenses and other assets	(82)
Increase in operating liabilities:
Payable for investments purchased	7,488
Accrued expenses	97
Management fees payable	21
Net cash used in operating activities	(3,158)

Cash flows from financing activities
Issuance of common stock	20,000
Net cash provided by financing activities	20,000

Total increase in cash	16,842
Cash at beginning of period	-
Cash at end of period	$16,842

Parkview Capital Credit, Inc. commenced principal operations on April 24, 2015. As such, there is no activity in the comparable period for the six months ended June 30, 2014.

See Notes to Unaudited Condensed Financial Statements

F-15

PARKVIEW CAPITAL CREDIT, INC.

CONDENSED SCHEDULE OF INVESTMENTS

(Unaudited)

(in thousands, except share and per share amounts)

Portfolio Company (a)	Industry	Spread Above Index (b)	Interest Rate	Maturity	Principal	Amortized Cost	Fair Value (c)	% of Net Assets
Senior Secured Loans - First Lien
InfoGroup, Inc. (d)	Market Analytics	L + 6.00%	7.50%	5/27/2018	$3,513	$3,463	$3,384	17.3%
Rocket Software, Inc. (d)	Enterprise Management Software	L + 4.50%	5.75%	2/8/2018	958	965	962	4.9%
North Atlantic Trading Company, Inc. (d)	Tobacco	L + 6.50%	7.75%	1/13/2020	998	1,000	991	5.0%
Total Senior Secured Loans - First Lien					5,469	5,428	5,337	27.2%

Senior Secured Loans - Second Lien
Maxim Crane Works, LP	Heavy Construction	L + 9.25%	10.25%	11/26/2018	3,000	3,015	3,019	15.4%
North Atlantic Trading Company, Inc. (d)	Tobacco	L + 10.25%	11.50%	7/31/2020	2,000	2,057	1,991	10.1%
Total Senior Secured Loans - Second Lien					5,000	5,072	5,010	25.5%
Total investments					$10,469	$10,500	10,347	52.7%
Other assets in excess of liabilities							9,273	47.3%
Net assets							$19,620	100.0%

(a) All of our investments are issued by eligible U.S. portfolio companies, as defined in the Investment Company Act of 1940 (the “Investment Company Act”). Under the Investment Company Act, the Company would be deemed to “control” a portfolio company if the Company owned more than 25% of its outstanding voting securities and/or held the power to exercise control over the management or policies of the portfolio company. The Company would be deemed an “affiliated person” of a portfolio company if the Company owned 5% or more of the portfolio company’s outstanding voting securities. As of June 30, 2015, the Company does not "control" any of these portfolio companies nor is the Company an “affiliated person” of any portfolio company.

(b) The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”) or Prime (“P”) which reset daily, monthly, quarterly, or semiannually. For each, the Company has provided the spread over LIBOR and the current contractual interest rate in effect at June 30, 2015. Certain investments are subject to a LIBOR interest rate floor.

(c) The fair value of these investments is determined in good faith by or under the guidance of our board of directors pursuant to the Company's valuation policies.

(d) Position or portion thereof unsettled as of June 30, 2015.

See Notes to Unaudited Condensed Financial Statements

F-16

PARKVIEW CAPITAL CREDIT, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

(in thousands, except share and per share amounts)

NOTE A – ORGANIZATION AND BASIS OF PRESENTATION

Parkview Capital Credit, Inc. (the “Company”), was legally formed on November 25, 2014 (“Inception”) as a Maryland corporation and commenced its principal operations on April 24, 2015, commensurate with the raising of $20 million through the sale of 2,000,000 shares of its common stock. The Company is an externally managed, nondiversified, closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and intends to elect to be treated for federal income tax purposes as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”).

The Company is an investment company that follows the specialized accounting and reporting guidance of FASB Accounting Standard Codification Topic 946 “Financial Services Investment Companies.”

The accompanying financial statements have been prepared on the accrual basis of accounting in conformity with U.S. generally accepted accounting principles (“GAAP”). Additionally, the accompanying unaudited financial statements of the Company and related financial information as of and for the six months ended June 30, 2015 have been prepared pursuant to the requirements for reporting in Article 10 of Regulation S-X. Accordingly, certain disclosures accompanying annual financial statements prepared in accordance with GAAP are omitted. In the opinion of management, the unaudited financial results included herein contain all adjustments, consisting solely of normal recurring accruals, considered necessary for the fair presentation of financial statements for the interim period included herein. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the fiscal year ending December 31, 2015.

NOTE B – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates : The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents : The Company considers all highly liquid financial instruments with a maturity of three months or less at the date of purchase to be cash equivalents.

Organizational Expenses : Fees associated with the organization of the Company have been expensed as incurred. These fees consist primarily of legal fees.

Income Taxes : The Company intends to elect to be regulated as a BDC under the 1940 Act. No tax expense has been recorded due to losses incurred to date. There is no evidence to record a deferred tax asset on a more likely than not basis that future levels of taxable income would be sufficient to utilize such asset.

As a BDC, the Company also intends to elect to be treated as a RIC under Subchapter M of the Code. As a RIC, the Company generally will not be required to pay corporate level federal income taxes on any ordinary income or capital gains that it distributes to its stockholders as dividends.  To continue to qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess of its realized net short-term capital gains over its realized net long-term capital losses.

During the six months ended June 30, 2015, there were no tax expenses and no interest and penalties incurred.

Revenue Recognition : Interest income, adjusted for amortization of premiums and accretion of discounts, is recorded on an accrual basis. Discounts or premiums are accreted or amortized, respectively, using the effective interest method as interest income. Dividend income, if any, is recognized on an accrual basis to the extent that the Company expects to collect such amount.

The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity.

F-17

Realized gains or losses on investments are measured by the difference between the net proceeds from the disposition and the amortized cost basis of investment, without regard to unrealized gains or losses previously recognized. The Company reports changes in fair value of investments that are measured at fair value as a component of the net change in unrealized appreciation (depreciation) on investments in the statements of operations.

Earnings per Share : In accordance with the provisions of ASC Topic 260 – Earnings per Share (“ASC 260”), basic earnings per share is computed by dividing earnings available to common shareholders by the weighted average number of shares outstanding during the period. Other potentially dilutive common shares, and the related impact to earnings, are considered when calculating earnings per share on a diluted basis.  For the six months ended June 30, 2015, the Company calculated basic and diluted per share information using shares outstanding from commencement of operations on April 24, 2015 through June 30, 2015.

Investments : Investment transactions are accounted for on a trade-date basis. The Company considers trade date for investments not traded on a recognizable exchange, or traded in the over-the-counter markets, to be the date on which the Company receives legal or contractual title to the asset and bears the risk of loss.

Investments in senior loans generate a fixed spread over floating base rates such as LIBOR or the U.S. Prime Rate. These floating base rates generally reset either monthly or quarterly.

Valuation of Portfolio Securities: The Company will determine the net asset value per share of its common stock quarterly. The net asset value per share will equal the value of the Company’s total assets minus liabilities and any preferred stock outstanding divided by the total number of shares of common stock outstanding. The Company’s investments will be valued at the end of each fiscal quarter.

Substantially all of the Company’s investments are expected to be in loans that do not have readily ascertainable market prices. Investments for which market quotations are readily available are valued at such market quotations, which are generally obtained from an independent pricing service or multiple broker-dealers or market makers. In order to assist the Company’s board of directors (the “Board”) in determining the fair value of assets that are not publicly traded or whose market prices are not readily available, Parkview Advisor, LLC (the “Advisor”) will provide the Board with portfolio company valuations, which are based on relevant inputs, including but not limited to, indicative dealer quotes, values of like securities, recent portfolio company financial statements and forecasts, and valuations prepared by third party valuation services. The Board may retain an independent valuation provider to assist it by performing certain limited third-party valuation services. In connection with that determination, investment professionals from the Advisor will prepare portfolio company valuations using sources and/or proprietary models depending on the availability of information on the Company’s assets and the type of asset being valued, all in accordance with the Company’s valuation policy. The participation of the Advisor in the valuation process could result in a conflict of interest, since the base management fee is based in part on the Company’s gross assets.

Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the investment portfolio may differ significantly from the values that would have been used had a readily available market value existed for such investments, and the differences could be material.

Fair Value of Financial Instruments : The carrying amounts of certain of our financial instruments, including cash, accounts payable and accrued expenses, approximate fair value due to their short-term nature.

NOTE C – INDEMNIFICATION

In the normal course of business, the Company may enter into certain contracts that provide a variety of indemnities. The Company’s maximum exposure under these indemnities is unknown. The Company does not consider it necessary to record a liability in this regard.

NOTE D – COMMON STOCK

On March 11, 2015, the Company filed Amended and Restated Articles of Incorporation with the State Department of Assessments and Taxation for the State of Maryland (the “Amended Charter”). The Amended Charter, among other things, increased the number of authorized shares of the Company’s common stock from 100,000 to 50,000,000.

On March 31, 2015, the Company accepted a subscription agreement from GrayCo Alternative Partners II, LP for a capital contribution of $25 million. GrayCo Alternative Partners II, LP is a private fund managed by Gray & Company, a registered investment adviser founded by the Company’s Chairman. In connection with the receipt of $20 million of the $25 million subscription on April 24, 2015, the Company issued a total of 2,000,000 shares of common stock at a price per share of $10.00. In connection with the receipt of $3.5 million from GrayCo Alternative Partners II, LP on August 11, 2015, the Company issued a total of 350,000 additional shares of common stock at a purchase price per share of $10.00

F-18

NOTE E – RELATED PARTY TRANSACTIONS

Advisory Agreement

On March 11, 2015, the Company entered into an Investment Advisory Agreement with Parkview Advisors, LLC (the “Advisor”) for management services. The Advisor is owned by SKW Financial, LLC, an entity controlled by the Company’s Chief Executive Officer. Pursuant to the Investment Advisory Agreement, the Advisor will provide significant credit analysis, structuring capability and transactional experience. The fees associated with this agreement will consist of a base management fee and incentive fees.

The base management fee is calculated at an annual rate of 2.00% of the end-of-period gross assets payable monthly in arrears. For purposes of calculating the base management fee, the term “gross assets” includes any assets acquired with the proceeds of leverage. As a result, the Advisor will benefit when the Company incurs debt or use leverage. For services rendered under the Advisory Agreement, the base management fee will be payable monthly in arrears. For each of the first two months of operations, the base management fee will be calculated based on the value of the Company’s gross assets at the end of such month, and appropriately adjusted for any share issuances during such month. Subsequently, the base management fee will be calculated based on the average value of gross assets at the end of the two most recently completed months, and appropriately adjusted for any share issuances during the current month. Base management fees for any partial month will be appropriately prorated. For the six months ended June 30, 2015, the Company accrued management fees of $21.

The incentive fee is divided into two parts: (i) an incentive fee on income and (ii) an incentive fee on capital gains.

The incentive fee on income, is calculated and payable quarterly in arrears based upon the Company’s “pre-incentive fee net investment income” for the immediately preceding quarter. The incentive fee on income will be subject to a hurdle rate, measured quarterly and expressed as a rate of return on adjusted capital at the beginning of the most recently completed calendar quarter, of 1.75% (7.0% annualized), subject to a “catch up” feature. For the six months ended June 30, 2015, there were no incentive fees on income accrued.

The incentive fee on capital gains will be determined and payable in arrears as of the end of each calendar year (or upon termination of the Advisory Agreement). This fee will equal 20% of realized capital gains on a cumulative basis from inception, calculated as of the end of the applicable period, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. For the six months ended June 30, 2015, there were no incentive fees on capital gains accrued.

During the six months ended June 30, 2015 the Company reimbursed the Advisor $18 and has accrued an additional $9 as of June 30, 2015 for amounts owed by the Company to third party providers of services and paid by the Advisor on the Company’s behalf and reimbursements for company-related travel.

Administration Agreement

On March 11, 2015, the Company entered into an Administration Agreement with Parkview Administrator, LLC (the “Administrator”), under which the Administrator will provide administrative services to the Company. These services will include providing office space, providing equipment and office services, maintaining financial records, preparing reports to the Company’s stockholders and reports filed with the SEC and managing the payment of the Company’s expenses and the performance of administrative and professional services rendered by others. The Company will reimburse the Administrator for all reasonable costs and expenses incurred by the Administrator in providing these services, facilities and personnel, as provided by the Administration Agreement.

License Agreement

On March 11, 2015, the Company entered into a license agreement (the “License Agreement”) with the Advisor, pursuant to which the Company was granted a nonexclusive license to use the name “Parkview.” Under the License Agreement, the Company has a right to use the “Parkview” name and logo, as long as the Advisor or one of its affiliates remains the Company’s investment adviser. Other than with respect to this limited license, the Company has no legal right to the “Parkview” name or logo.

F-19

Other Related Party Matters

On May 21, 2015, the SEC filed an Order Instituting Proceedings alleging violations of federal securities laws against the Company’s former Chairman, Mr. Gray, and Gray Financial Group, Inc., an entity controlled by Mr. Gray that manages GrayCo Alternative Partners II, LP, the Company’s sole unaffiliated stockholder. As a result of such order, Mr. Gray resigned from the Board and as Chairman of the Board on May 28, 2015. His resignation was not the result of any matter related to the Company's operations, policies and/or practices. There is uncertainty about what impact this may have on the Company, if any; however, management of the Company does not believe Mr. Gray's resignation or the order will have a material effect on the Company’s liquidity, financial position or operations.

NOTE F – INVESTMENT PORTFOLIO

The table below shows the portfolio composition by industry classification at fair value at June 30, 2015:

	Fair Value	Percentage of Portfolio
Market Analytics	$3,384	33%
Enterprise Management Software	962	9%
Tobacco	2,982	29%
Heavy construction	3,019	29%
	$10,347	100%

The following table summarizes the amortized cost and fair value of the investment portfolio as of June 30, 2015:

	Amortized Cost (1)	Percentage of Portfolio	Fair Value	Percentage of Portfolio
Senior Secured Loans - First Lien	$5,428	52%	$5,337	52%
Senior Secured Loans - Second Lien	5,072	48%	5,010	48%
Total	$10,500	100%	$10,347	100%

(1) Amortized cost represents the original cost adjusted for the amortization of premiums and/or accretion of discounts, as applicable, on investments.

NOTE G – FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows ASC Topic 820 - Fair Value Measurements and Disclosures (“ASC 820”) for measuring the fair value of portfolio investments. Fair value is defined as the price that the Company would receive upon selling an investment or pay to transfer a liability in an orderly transaction to a market participant in the principal or most advantageous market for the investment. This accounting guidance emphasizes that valuation techniques maximize the use of observable market inputs and minimize the use of unobservable inputs. Inputs refer broadly to the assumptions that market participants would use in pricing an asset or liability, including assumptions about risk. Inputs may be observable or unobservable. Observable inputs are inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on market data obtained from sources independent of the Company. Unobservable inputs are inputs that reflect the assumptions market participants would use in pricing an asset or liability developed based on the best information available in the circumstances. The valuation hierarchical levels are based upon the transparency of the inputs to the valuation of the investment as of the measurement date. The three levels are defined as follows:

●	Level 1 — Valuations based on quoted prices in active markets for identical assets or liabilities at the measurement date.

●	Level 2 — Valuations based on inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable at the measurement date. This category includes quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in non-active markets including actionable bids from third parties for privately held assets or liabilities, and observable inputs other than quoted prices such as yield curves and forward currency rates that are entered directly into valuation models to determine the value of derivatives or other assets or liabilities.

F-20

●

Level 3 — Valuations based on inputs that are unobservable and where there is little, if any, market activity at the measurement date. The inputs for the determination of fair value may require significant management judgment or estimation and is based upon management’s assessment of the assumptions that market participants would use in pricing the assets or liabilities. These investments include debt and equity investments in private companies or assets valued using the market or income approach and may involve pricing models whose inputs require significant judgment or estimation because of the absence of any meaningful current market data for identical or similar investments. The inputs in these valuations may include, but are not limited to, capitalization and discount rates, beta and EBITDA multiples. The information may also include pricing information or broker quotes which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimer would result in classification as Level 3 information, assuming no additional corroborating evidence.

Pricing inputs and weightings applied to determine value require subjective determination. Accordingly, valuations do not necessarily represent the amounts that may eventually be realized form sales or other dispositions of investments.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following table presents the fair value measurements of the investment portfolio, by major class according to the fair value hierarchy, as of June 30, 2015:

	Level 1	Level 2	Level 3	Total
Senior Secured Loans - First Lien	$-	$-	$5,337	$5,337
Senior Secured Loans - Second Lien	-	-	5,010	5,010
	$-	$-	$10,347	$10,347

The following table provides a reconciliation of the beginning and ending balances for total investments that use Level 3 inputs for the six months ended June 30, 2015:

	Senior Secured Loans First Lien	Senior Secured Loans Second Lien	Total
Fair value beginning of period	$-	$-	$-
Purchases	5,430	5,073	10,503
Amortization of discount (premium)	-	(1)	(1)
Paydowns	(2)	-	(2)
Net change in unrealized appreciation (depreciation)	(91)	(62)	(153)
Fair value end of period	$5,337	$5,010	$10,347

The amount of total gains or losses for the period included in changes in net assets attributable to the change in unrealized gains or losses relating to investments still held at the reporting date	$(91)	$(62)	$(153)

During the six months ended June 30, 2015 the Company did not have any transfers between levels.

F-21

The following table presents the quantitative information about Level 3 fair value measurements of the investment portfolio, as of June 30, 2015:

	Fair Value	Valuation Techniques	Unobservable input	Range	Weighted average
Senior Secured Loans - First Lien	$5,337	Market quotes	Indicative dealer quotes	95.3% - 100.7%	97.6%
Senior Secured Loans - Second Lien	5,010	Market quotes	Indicative dealer quotes	99.1% - 101.3%	100.4%

NOTE H – FINANCIAL HIGHLIGHTS

The following is a schedule of financial highlights of the Company for the six months ended June 30, 2015:

Per share data
Net asset value, beginning of period (1)	$(0.03)
Results of operations (1)
Net investment loss	(0.08)
Net change in unrealized appreciation (depreciation) on investments	(0.08)
Net decrease in net assets resulting from operations	(0.16)
Capital share transactions
Issuance of common stock	10.00
Total increase in net assets	9.84
Net asset value at end of period	$9.81

Shares outstanding at end of period	2,000,010
Total return (2)	-1.57%

Ratio/ supplemental data (3)
Net assets at end of period	$19,620
Ratio of operating expenses to average net assets (4)	1.00%
Ratio of net investment loss to average net assets (4)	0.81%
Portfolio turnover (5)	0.04%

(1) Per share information calculated using weighted average shares outstanding from commencement of operations on April 24, 2015 through June 30, 2015.

(2) The total return for the period ended June 30, 2015 was calculated by taking the net loss of the Company for the period divided by the common stock issued during the period.

(3) The financial information has not been annualized in computing ratios and may not be indicative of full year results.

(4) In computing ratios, the Company utilized its net assets as of April 24, 2015, the date on which it commenced principal operations, for its beginning of period assets.

(5) Portfolio turnover was calculated from the commencement of principal operations, on April 24, 2015.

NOTE I – SUBSEQUENT EVENTS

Management performed an evaluation of the Company’s activity through the date the financial statements were issued and has determined that there have been no events that have occurred that would require adjustments to the Company’s disclosures in the financial statements.

On July 1, the Company purchased a $1,500 first lien senior secured term loan with Generation Brands, a home furnishings company. The loan matures on December 13, 2018 and has a stated interest rate of LIBOR plus 6.50%, with a LIBOR floor of 1.25%.

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